             THIRD AMENDED AND RESTATED EXISTING LOAN AGREEMENT


                          DATED AS OF MAY 16, 1995


                                   among

                       STANDARD BRANDS PAINT COMPANY,
                                ("Company")

                                    and

                         STANDARD BRANDS PAINT CO.,
                     STANDARD BRANDS REALTY CO., INC.,
                               ("Borrowers")

                                    and

                   SUN LIFE INSURANCE COMPANY OF AMERICA,
                    ANCHOR NATIONAL LIFE INSURANCE CO.,
              TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY,
              TRANSAMERICA LIFE INSURANCE AND ANNUITY COMPANY
                                ("Lenders")

                                    and

              Transamerica Occidental Life Insurance Company,

                             as Servicing Agent

       i                     TABLE OF CONTENTS


Section                           Headings                             Page


SECTION 1.  DEFINITIONS
      1.1   Certain Defined Terms . . . . . . . . . . . . . . . . . . .   2
      1.2   Accounting Terms  . . . . . . . . . . . . . . . . . . . . .  19
      1.3   Other Definitional Provisions . . . . . . . . . . . . . . .  19

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS AND LOANS; NOTES
      2.1   Loans and Notes . . . . . . . . . . . . . . . . . . . . . .  19
      2.2   Interest  . . . . . . . . . . . . . . . . . . . . . . . . .  20
      2.3   Payments and Prepayments  . . . . . . . . . . . . . . . . .  20

SECTION 3.  CONDITIONS TO CLOSING DATE
      3.1   Conditions to Modifications of Loans  . . . . . . . . . . .  22

SECTION 4.  REPRESENTATIONS AND WARRANTIES
      4.1   Organization, Powers, Good Standing, and Subsidiaries . . .  27
      4.2   Authorization of Borrowing, etc.  . . . . . . . . . . . . .  28
      4.3   Financial Condition . . . . . . . . . . . . . . . . . . . .  29
      4.4   Title to Properties and Assets; Liens.  . . . . . . . . . .  29
      4.5   Litigation; Adverse Facts . . . . . . . . . . . . . . . . .  32
      4.6   Payment of Taxes  . . . . . . . . . . . . . . . . . . . . .  32
      4.7   Materially Adverse Agreements . . . . . . . . . . . . . . .  33
      4.8   Governmental Regulation . . . . . . . . . . . . . . . . . .  33
      4.9   Securities Activities . . . . . . . . . . . . . . . . . . .  33
      4.10  Employee Benefit Plans  . . . . . . . . . . . . . . . . . .  34
      4.11  Disclosure  . . . . . . . . . . . . . . . . . . . . . . . .  34
      4.12  Solvency  . . . . . . . . . . . . . . . . . . . . . . . . .  35

SECTIon 5.  AFFIRMATIVE COVENANTS
      5.1   Financial Statements and Other Reports  . . . . . . . . . .  35
      5.2   Corporate Existence, etc. . . . . . . . . . . . . . . . . .  39
      5.3   Payment of Taxes and Claims; Tax Consolidation  . . . . . .  39
      5.4   Maintenance of Properties . . . . . . . . . . . . . . . . .  40
      5.5   Insurance; Condemnation . . . . . . . . . . . . . . . . . .  41
      5.6   Utilities . . . . . . . . . . . . . . . . . . . . . . . . .  42
      5.7   First Priority Lien . . . . . . . . . . . . . . . . . . . .  43
      5.8   Inspection  . . . . . . . . . . . . . . . . . . . . . . . .  43
      5.9   Compliance with Loan Documents  . . . . . . . . . . . . . .  44
      5.10  Compliance with Laws, etc.  . . . . . . . . . . . . . . . .  44
      5.11  Equal Security for Loans and Notes  . . . . . . . . . . . .  44
      5.12  Board of Directors  . . . . . . . . . . . . . . . . . . . .  44
      5.13  Further Assurances  . . . . . . . . . . . . . . . . . . . .  44
      5.14  Capital Improvements  . . . . . . . . . . . . . . . . . . .  45
      5.15  Subordination of Intercompany Debt  . . . . . . . . . . . .  45

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 ii                                                              Page

      5.16  Establishment of the Liquidating Property Trust . . . . . .  45
      5.17  Transaction Expenses Reserve  . . . . . . . . . . . . . . .  45

SECTION 6.  NEGATIVE COVENANTS
      6.1   Indebtedness  . . . . . . . . . . . . . . . . . . . . . . .  46
      6.2   Liens . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
      6.3   Investments . . . . . . . . . . . . . . . . . . . . . . . .  48
      6.4   Contingent Obligations  . . . . . . . . . . . . . . . . . .  50
      6.5   Restricted Junior Payments  . . . . . . . . . . . . . . . .  50
      6.6   Financial Covenants . . . . . . . . . . . . . . . . . . . .  51
      6.7   Restriction on Fundamental Changes  . . . . . . . . . . . .  51
      6.8   ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
      6.9   Restriction on Leases . . . . . . . . . . . . . . . . . . .  54
      6.10  Sale or Discount of Receivables . . . . . . . . . . . . . .  54
      6.11  Transactions with Shareholders and Affiliates . . . . . . .  54
      6.12  Disposal of Subsidiary Indebtedness or Securities . . . . .  55
      6.13  Limitation on Capital Expenditures  . . . . . . . . . . . .  55
      6.14  Amendments or Waivers of Certain Documents; Prepayments . .  56
      6.15  Conduct of Business . . . . . . . . . . . . . . . . . . . .  56
      6.16  Promark Group West  . . . . . . . . . . . . . . . . . . . .  56
      6.17  Independence of Covenants . . . . . . . . . . . . . . . . .  56

SECTION 7.  EVENTS OF DEFAULT
      7.1   Failure to Make Payments When Due . . . . . . . . . . . . .  57
      7.2   Default in Other Agreements . . . . . . . . . . . . . . . .  57
      7.3   Breach of Certain Covenants . . . . . . . . . . . . . . . .  57
      7.4   Breach of Warranty  . . . . . . . . . . . . . . . . . . . .  57
      7.5   Other Defaults Under Agreement  . . . . . . . . . . . . . .  57
      7.6   Involuntary Bankruptcy; Appointment of Receiver etc.  . . .  58
      7.7   Voluntary Bankruptcy; Appointment of Receiver, etc. . . . .  58
      7.8   Judgments and Attachments . . . . . . . . . . . . . . . . .  58
      7.9   Dissolution . . . . . . . . . . . . . . . . . . . . . . . .  59
      7.10  Unfunded ERISA Liabilities  . . . . . . . . . . . . . . . .  59
      7.11  Withdrawal Liability Under Multiemployer Plan . . . . . . .  59
      7.12  Invalidity of Guaranties  . . . . . . . . . . . . . . . . .  59
      7.13  Failure of Security . . . . . . . . . . . . . . . . . . . .  60
      7.14  Director  . . . . . . . . . . . . . . . . . . . . . . . . .  60

SECTION 8.  SERVICING AGENT
      8.1   Appointment . . . . . . . . . . . . . . . . . . . . . . . .  61
      8.2   Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
      8.3   Powers; General Immunity  . . . . . . . . . . . . . . . . .  61
      8.5   Right to Indemnity  . . . . . . . . . . . . . . . . . . . .  63
      8.6   Payee of Note Treated as Owner  . . . . . . . . . . . . . .  63

       iii                                                             Page

      8.7   Resignation and Appointment of Successor Servicing Agent  .  63
      8.8   Collateral Documents  . . . . . . . . . . . . . . . . . . .  64

SECTION 9.  MISCELLANEOUS
      9.1   Securities Representation . . . . . . . . . . . . . . . . .  64
      9.2   Assignments; Participations in Loans and Notes  . . . . . .  65
      9.3   Expenses  . . . . . . . . . . . . . . . . . . . . . . . . .  66
      9.4   Indemnity . . . . . . . . . . . . . . . . . . . . . . . . .  67
      9.5   Set Off; Actions Regarding the Collateral . . . . . . . . .  69
      9.6   Ratable Sharing . . . . . . . . . . . . . . . . . . . . . .  70
      9.7   Release of Mortgages  . . . . . . . . . . . . . . . . . . .  71
      9.8   Amendments and Waivers  . . . . . . . . . . . . . . . . . .  71
      9.9   Notices . . . . . . . . . . . . . . . . . . . . . . . . . .  71
      9.10  Survival of Warranties and Certain Agreements . . . . . . .  72
      9.11  Failure or Indulgence Not Waiver; Remedies Cumulative . . .  72
      9.12  Severability  . . . . . . . . . . . . . . . . . . . . . . .  72
      9.13  Obligations Several . . . . . . . . . . . . . . . . . . . .  72
      9.14  Headings  . . . . . . . . . . . . . . . . . . . . . . . . .  73
      9.15  Applicable Law  . . . . . . . . . . . . . . . . . . . . . .  73
      9.16  Successors and Assigns; Subsequent Holders of Notes . . . .  73
      9.17  Consent to Jurisdiction and Service of Process; Waiver of
            Jury Trial  . . . . . . . . . . . . . . . . . . . . . . . .  73
      9.18  Change in Accounting Principles . . . . . . . . . . . . . .  73
      9.19  Counterparts; Effectiveness . . . . . . . . . . . . . . . .  74

                       LIST OF EXHIBITS AND SCHEDULES

                                                                   Section
                                                                  Reference


Exhibit I    Form of Notice of Closing Date . . .  . . . . . . . . . sec.1.1
Exhibit II   Form of Allonge . . . . . . . . . . . . . . . . . . . . sec.1.1
Exhibit III  Form of Omnibus Consent . . . . . . . . . . . . . . . . sec.1.1
Exhibit IV   Form of Mutual Release and Waiver . . . . . . . . . . . sec.1.1
Exhibit V    Form of Compliance Certificate  . . . . . . . . . . . . sec.1.1
Exhibit VI   Form of Amended and Restated Trust
             Acknowledgment Agreement and Consent  . . . . . . . . . sec.1.1
Exhibit VII  Form of Certificate Pledge Agreement  . . . . . . . . . sec.1.1
Exhibit VIII Form of Opinion of Buchalter, Nemer,
             Fields & Younger  . . . . . . . . . . . . . . . . . . . sec.1.1

Schedule 1   Outstanding Obligations . . . . . . . . . . . . . . . . sec.2.1
Schedule 2   Principal Payment Schedule  . . . . . . . . . . . . . . sec.2.1
Schedule 3   Material Contingent Obligations,
             Liabilities and Long Term Leases
             of Company and its Subsidiaries . . . . . . . . . . . . sec.4.3
Schedule 4   Existing Litigation Matters . . . . . . . . . . . . . . sec.4.5
Schedule 5   Liens with Respect to Any Property
             or Assets of Company and Borrower
             and Any of Their Subsidiaries
             Existing on the Closing Date  . . . . . . . . . . . . . sec.6.2
Schedule 6   Existing Investments  . . . . . . . . . . . . . . . . . sec.6.3
Schedule 7   Existing Leases . . . . . . . . . . . . . . . . . . . . sec.6.7
Schedule 8   material Subsidiaries . . . . . . . . . . . . . . . . . sec.4.1
Schedule 9   Mortgaged Properties  . . . . . . . . . . . . . . . . . sec.4.4
Schedule 10  Transactions with Affiliates  . . . . . . . . . . . ..  sec.6.11

                       STANDARD BRANDS PAINT COMPANY
                         STANDARD BRANDS PAINT CO.
                      STANDARD BRANDS REALTY CO., INC.

             THIRD AMENDED AND RESTATED EXISTING LOAN AGREEMENT

                          DATED AS OF MAY 16, 1995


            By this Third Amended and Restated Existing Loan Agreement dated as of May 16, 1995, STANDARD BRANDS PAINT COMPANY, a Delaware corporation ("Company"), STANDARD BRANDS PAINT CO., a California corporation, and STANDARD BRANDS REALTY CO., INC., a California corporation (individually referred to herein as "Borrower" and collectively as "Borrowers"), Sun Life Insurance Company of America, Anchor National Life Insurance Co., Transamerica Occidental Life Insurance Company, and Transamerica Life Insurance and Annuity Company (individually referred to herein as "Lender" and collectively as "Lenders"), and Transamerica Occidental Life Insurance Company, as servicing and collateral agent for Lenders ("Servicing Agent"), agree as follows:


                          PRELIMINARY STATEMENTS.

      1. Company, Borrowers, TAS, Lenders and Servicing Agent have entered into a Loan Agreement dated as of November 30, 1987, as amended to the date hereof (as so amended, the "Original Agreement") providing for the making of Loans (capitalized terms used in these Recitals having the meanings assigned such terms in Section 1) by Lenders to Borrowers in an aggregate principal amount not to exceed $132,500,000, of which amount $119,642,773.68 in principal amount was outstanding on February 11, 1992.

      2. On or about February 11, 1992, Company and Borrowers filed petitions for relief under chapter 11 of the Bankruptcy Code in the Bankruptcy Court, all of which cases are jointly administered.

      3. The Original Agreement was amended and restated pursuant to the Amended and Restated Loan Agreement dated as of June 14, 1993 as amended to the date hereof (as so amended, the "First Amended Agreement") in accordance with the Plan.

      4. The First Amended Agreement was amended and restated pursuant to the Second Amended and Restated Existing Loan Agreement dated as of
July 12, 1994 in connection with the establishment of the Liquidating Property Trust and the transfer of certain Mortgaged Properties and certain of the Obligations to the Liquidating Property Trust (as so amended, the "Second Amended Agreement").

      5. The obligations of TAS under the Original Agreement, the First Amended Agreement and the Second Amended Agreement (including its guarantees thereunder and related Loan Documents) have been terminated pursuant to that certain Termination and Release dated as of February 15, 1995 by and between TAS and Servicing Agent as agent for Lenders, and all liens in favor of Servicing Agent or Lenders securing such obligations were released.

      6. Company and Borrowers have requested that Lenders and Servicing Agent consent to the transfer of certain additional Mortgaged Properties and certain additional Obligations to the Liquidating Property Trust provided that Borrowers amend the Second Amended Agreement to, inter alia, amend the amortization, maturity and interest rate of the Loans and remove TAS as a borrower under the Second Amended Agreement following the repayment of its obligations under the Second Amended Agreement.

      7. For ease of reference and clarity, Company, Borrowers, Lenders and Servicing Agent desire to restate the Second Amended Agreement to incorporate the amendments made hereby and amend the promissory notes issued by the Borrowers pursuant to the Original Agreement. The parties expressly disclaim any intent to effect a novation or an extinguishment or discharge of the Original Agreement, the First Amended Agreement or the Second Amended Agreement or a discharge of any obligations under the Loan Documents or to issue new promissory notes as a result of entering into this Agreement and the other documents contemplated herein.


SECTION 1.  DEFINITIONS

      1.1   CERTAIN DEFINED TERMS.

            The following terms used in this Agreement shall have the following meanings:

            "ADDITIONAL TRUST TRANSFERS" means the transfers of certain Mortgaged Properties into the Liquidating Property Trust subject to $14,250,781.00 in aggregate principal amount of the Loans and $0 in accrued and unpaid interest.

            "ADEQUATE PROTECTION STIPULATION" means that certain "First Amended Stipulation for Adequate Protection", approved by the Bankruptcy Court in an order entered

      August 20, 1992, and as thereafter may be amended with the approval of the Bankruptcy Court.

            "AFFILIATE", as applied to any Person, means any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

            "AGREEMENT" means this Third Amended and Restated Existing Loan Agreement dated as of May 16, 1995, as it may be amended, supplemented, or otherwise modified from time to time.

            "ALLONGES" means the Allonges delivered by Borrowers to Servicing Agent pursuant to subsection 3.1A, substantially in the form of Exhibit II annexed hereto.

            "ASSIGNMENT OF RENTS AND LEASES" means the Assignments of Rents, Leases, Income, and Profits delivered by Borrowers pursuant to subsection 3.1C of the Original Agreement, substantially in the form of Exhibit VIII annexed to the Original Agreement, as such Assignment of Rents and Leases may be amended, supplemented, or otherwise modified from time to time; provided that on and after the Closing Date, "Assignment of Rents and Leases" shall include only the Assignments of Rents, Leases, Income, and Profits on the Mortgaged Properties.

            "BANKRUPTCY COURT" means the United States Bankruptcy Court for the Central District of California.

            "BANKRUPTCY CODE" means title 11 of the United States Code, the Federal Rules of Bankruptcy Procedure promulgated thereunder, and the Local Bankruptcy Rules for the Central District of California.

            "BORROWER" and "BORROWERS" have the meanings assigned to those terms in the introduction to this Agreement.

            "BORROWER GUARANTY" means the Guaranty executed and delivered by Borrowers pursuant to subsection 3.1C of the Original Agreement, as such Guaranty may be amended, supplemented, or otherwise modified from time to time.

            "BUSINESS DAY" means any day excluding Saturday, Sunday, and any day that is a legal holiday under the laws of the State of California or is a day on which banking institutions located in the State of California are authorized by law or other governmental action to close.

            "CAPITAL EXPENDITURES" means for any period the sum of
      (i) expenditures (whether paid in cash or accrued as a liability, including that portion of Capital Leases that is capitalized on the consolidated balance sheet of Company and its Subsidiaries) by Company and its Subsidiaries during that period that are included in "capital expenditures," "additions to property, plant or equipment," or comparable items in the statement of cash flows of Company and its Subsidiaries, (ii) to the extent not included in subclause (i), the aggregate of all net long-term assets of businesses acquired by Company and its Subsidiaries during that period, including all purchase price adjustments, and (iii) any other expenditure that is generally considered a capital expenditure under GAAP, on a basis consistently applied, including any amount that is required to be treated as a capitalized asset pursuant to Financial Accounting Standards Board Statement No. 13.

            "CAPITAL IMPROVEMENT" means any physical additions or changes to any Mortgaged Property made for the specific purpose of facilitating a lease or sale of such property. Capital Improvements do not include those actions that Company or Borrowers would have otherwise undertaken in order to keep their properties operational, such as normal maintenance and repairs.

            "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal, or mixed) by that Person as lessee that would, in conformity with GAAP, be required to be accounted for as a capital lease on the balance sheet of that Person.

            "CERTIFICATE PLEDGE AGREEMENT" means the Certificate Pledge Agreement executed and delivered by Fidelity, Corimon and Servicing Agent pursuant to subsection 3.1, substantially in the form of
      Exhibit VII annexed hereto, pursuant to which Property Co. and Corimon grant to Servicing Agent for the benefit of Lenders a first priority Lien on Fidelity's and Corimon's interest in the Liquidating Property Trust, as such Certificate Pledge Agreement may be amended, supplemented or modified from time to time.

            "CLOSING DATE" means the date on or prior to May 16, 1995 on which the conditions to effectiveness set forth in subsection 3.1 are satisfied or waived by Lenders.

            "COLLATERAL DOCUMENTS" means the Mortgages and the Assignments of Rents and Leases.

            "COMPANY" has the meaning assigned to that term in the introduction to this Agreement.

            "COMPANY COMMON STOCK" means the common stock of Company, par value $.01 per share.

            "COMPANY GUARANTY" means the Guaranty executed and delivered by Company pursuant to subsection 3.1C of the Original Agreement, substantially in the form of Exhibit IX annexed to the Original Agreement, as such Guaranty may be amended, supplemented, or otherwise modified from time to time.

            "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit V annexed hereto delivered to Servicing Agent for the benefit of Lenders by Borrowers and Company pursuant to subsection 5.1(iii).

            "CONSOLIDATED CURRENT ASSETS" means, as at any date of determination, the Current Assets of Company and its Subsidiaries on a consolidated basis determined in conformity with GAAP.

            "CONSOLIDATED CURRENT LIABILITIES" means, as at any date of determination, the Current Liabilities of Company and its Subsidiaries on a consolidated basis determined in conformity with GAAP.

            "CONSOLIDATED TANGIBLE EFFECTIVE NET WORTH" means, as at any date of determination (a) the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) of Company and its Subsidiaries on a consolidated basis determined in conformity with GAAP, minus (b) the amount at which Intangible Assets are reflected on the books and records of Company and its Sub-sidiaries on the date of determination.

            "CONSOLIDATED TOTAL LIABILITIES" means, as at any date of determination, the total liabilities of Company and its Subsidiaries on a consolidated basis that should be reflected in a consolidated balance sheet of Company and its Subsidiaries in conformity with GAAP; provided that on and after the Closing Date, "CONSOLIDATED TOTAL LIABILITIES" shall not include the Liquidating Property Trust Obligations.

            "CONTINGENT OBLIGATION", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend, letter of credit, or other obligation of another, including, without limitation, any obligation under any interest rate swap agreement or currency swap agreement, any obligation directly or indirectly guarantied, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made, or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including, without limitation, any such obligation for which that Person is in effect liable through any agreement (contingent or otherwise) to purchase, repurchase, or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions, or otherwise), or to maintain the solvency or any balance sheet, income or other financial condition of the obligor of such obligation, or to make payment for any products, materials, or supplies or for any transportation, services, or lease regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

            "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement, or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

            "CORIMON" means Corimon Corporation, a Delaware corporation.

            "CURRENT ASSETS" means, as at any date of determination, the total assets of any Person that may properly be classified as current assets in conformity with GAAP.

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

            "CURRENT LIABILITIES" means, as at any date of determination, the total liabilities of any Person that may properly be classified as current liabilities in conformity with GAAP.

            "DEPRECIATION EXPENSE" means, as of the last day of any fiscal period, all amounts deducted from revenues in the calculation of Net Income for that fiscal period for depreciation and amortization of assets other than Intangible Assets.

            "DISPOSITION AGENT" has the meaning assigned to such term in the Liquidating Property Trust Agreement.

            "DOLLARS" means the lawful money of the United States of America.

            "EBIRTDA" means, with respect to any fiscal period, (a) Net Income (before restructuring gains or losses, gains and losses from discontinued operations, and extraordinary items, including the effect of changes in accounting principles) for that fiscal period, plus (b) Interest Expense for that fiscal period, plus (c) Rental Expense for that fiscal period, plus (d) depreciation and amortization for that fiscal period, plus (e) the amount of taxes on or measured by income, in each case to the extent deducted from revenues or included in revenues, as the case may be, in the calculation of Net Income for that fiscal period.

            "EFFECTIVE DATE" means the effective date of the Plan, as provided therein.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

            "ERISA AFFILIATE", as applied to any Person, means any trade or business (whether or not incorporated) that is a member of a group of which that Person is also a member and that is under common control within the meaning of the regulations promulgated under Section 414 of the Internal Revenue Code.

            "EVENT OF DEFAULT" means each of the events set forth in
      Section 7.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

            "FIDELITY" means Fidelity Capital & Income Fund and Kodak Retirement Income Plan Trust Fund.

            "FIDELITY INDEBTEDNESS" means any Indebtedness owed to Fidelity whether under the Fidelity Note Purchase Agreement or otherwise.

            "FIDELITY NOTE PURCHASE AGREEMENT" means that certain Note Purchase Agreement dated as of May 16, 1995 among Fidelity Capital & Income Fund, certain of its Subsidiaries and Standard Brands Paint Company.

            "FIRST AMENDED AGREEMENT" has the meaning assigned to such term in the Recitals hereto.

            "FISCAL QUARTER" means a fiscal quarter of Company consisting of a thirteen or fourteen week fiscal period ending on the last Sunday occurring during the months of January, April, July, and October.

            "FISCAL YEAR" means the Fiscal Year of Company consisting of a fifty-two or fifty-three week fiscal period ending on the last Sunday occurring during the month of January.

            "FOOTHILL" means Foothill Capital Corporation.

            "GAAP" means, subject to the provisions of subsection 9.18, generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, including, without limitation, adjustments prescribed in accordance with SOP 90-7 if elected by Company, and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination.

            "GRANTOR TRUST" means Standard Brands Paint Collateral Trust, the trust established pursuant to the Plan which only holds the stock of Zynolyte Products Holding Company, a Delaware corporation, which shall not hold any assets other than "Trust Proceeds" as defined in the Grantor Trust Documents.

            "GRANTOR TRUST DOCUMENTS" means the Grantor Trust Asset Purchase Agreement (as defined in the Plan), the existing Grantor Trust loan agreements, the Fidelity Indebtedness and the "Grantor Trust Documents" as defined in the Plan.

            "IMPROVEMENTS" has the meaning assigned to that term in the Mortgages.

            "INDEBTEDNESS", as applied to any Person, means (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is capitalized on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services which purchase price is (y) due more than six months from the date of incurrence of the obligation in respect thereof, or (z) evidenced by a note or similar written instrument, and (v) all indebtedness secured by any mortgage, pledge, Lien, security interest, or vendor's interest under any conditional sale or other title retention agreement existing on any property or asset owned or held by that Person regardless whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person; provided that on and after the Closing Date, applied to Borrowers, "INDEBTEDNESS" shall not include the Liquidating Property Trust Obligations.

            "INITIAL TRUST TRANSFERS" means the transfers of certain Mortgaged Properties into the Liquidating Property Trust subject to $68,671,980.00 in aggregate principal amount of the Loans and $0 in accrued and unpaid interest.

            "INTANGIBLE ASSETS" means, as at any date of determination, assets of Company and its Subsidiaries that are considered intangible assets under GAAP, including, without limitation, customer lists, goodwill, copyrights, trade names, trademarks, patents and other intangible assets.

            "INTERCREDITOR AGREEMENT" means the Amended and Restated Intercreditor Agreement dated as of March 16, 1994, substantially in the form of Exhibit VI annexed to the Second Amended Agreement, among Company, Borrowers, the Grantor Trust, Fidelity and Servicing Agent, as it may be amended, supplemented or otherwise modified from time to time.

            "INTEREST COVERAGE RATIO" means, as of the last day of each Fiscal Quarter, the ratio of (i) the sum of EBIRTDA for the fiscal period consisting of that Fiscal Quarter and the three immediately preceding Fiscal Quarters, to (ii) Interest Expense for that fiscal period.

            "INTEREST EXPENSE" means, as of the last day of any fiscal period, the sum of (a) all interest, fees, charges, and related expenses (other than Transaction Expenses) paid or payable (without duplication) for that fiscal period to a lender in connection with borrowed money or the deferred purchase price of assets that is treated as interest in accordance with GAAP, plus (b) the portion of rent paid or payable (without duplication) for that fiscal period under leases required to be capitalized under Financial Accounting Standards Board Statement No. 13 that should be treated as interest in accordance with that Statement, plus (c) the portion of rent paid or payable (without duplication) for that fiscal period under operating leases that would be treated as interest pursuant to
      Item 503 of Regulation S-K under the Exchange Act; provided that on and after the Closing Date, "INTEREST EXPENSE" shall not include interest, fees, charges, and related expenses paid or payable to a lender constituting Liquidating Property Trust Obligations.

            "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

            "INVESTMENT", as applied to any Person, means any direct or indirect purchase or other acquisition by that Person of, or a beneficial interest in, stock or other Securities of any other Person, or any direct or indirect loan, advance, or capital contribution by that Person to any other Person, including all indebtedness and accounts receivable from that other Person that are not Current Assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs, or write-offs, with respect to such Investment.

            "INVESTMENT AGREEMENT" means that certain Investment Agreement dated as of February 15, 1995 among Corimon, S.A.C.A., Corimon, Fidelity, Lenders, Grantor Trust and Company, as such Investment Agreement may be amended, supplemented or modified from time to time.

            "LENDER" and "LENDERS" have the meaning assigned to those terms in the introduction to this Agreement.

            "LEVERAGE RATIO" means, as at any date of determination, the ratio of Consolidated Total Liabilities to EBIRTDA for the prior 12 months.

            "LIEN" means any lien, mortgage, pledge, security interest, charge, or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

            "LIQUIDATING PROPERTY TRUST" means the liquidating property trust established pursuant to the Liquidating Property Trust Docu-ments, to which Company and Borrowers transferred, assigned, set over and otherwise conveyed certain Mortgaged Properties.

            "LIQUIDATING PROPERTY TRUST AGREEMENT" means the Amended and Restated Liquidating Property Trust Agreement dated as of May 16, 1995 among Company, SBPCO, Standard Brands Realty Co. Inc., as Depositors, Bankers Trust Company of California, N.A., as Trustee, Transamerica Realty Services, Inc., as Disposition Agent, Property Co., Corimon, and Lenders.

            "LIQUIDATING PROPERTY TRUST DOCUMENTS" means the Liquidating Property Trust Agreement and the Trust Loan Agreement and all related documents and agreements, as such agreements may be amended, modified or supplemented from time to time.

            "LIQUIDATING PROPERTY TRUST OBLIGATIONS" means all of the obligations of the Liquidating Property Trust to Lenders and Servicing Agent under the Liquidating Property Trust Documents.

            "LIQUIDATING PROPERTY TRUST TRANSFERS" means the Initial Trust Transfers together with the Additional Trust Transfers.

            "LOAN" or "LOANS" means one or more of the Loans made to Borrowers by Lenders pursuant to subsection 2.1 of the Original Agreement, and shall include the amounts added to the principal of the Loans pursuant to subsection 2.3A of the First Amended Agreement; provided that on and after the Closing Date, "LOAN" or "LOANS" shall exclude the Liquidating Property Trust Obligations.

            "LOAN DOCUMENTS" means, collectively, this Agreement, the Mortgages and the other Collateral Documents, the Omnibus Consent, the Release, the Allonges, the Company Guaranty, the Borrower Guaranty, the Subsidiary Guaranty, the Subsidiary Interguarantor Agreement, the Intercreditor Agreement and the Memorandum of Understanding.

            "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

            "MEMORANDUM OF UNDERSTANDING" means the Amended and Restated Memorandum of Understanding dated as of May 16, 1995, among Company, Borrowers, Lenders, Servicing Agent and the trustee of the Liquidating Property Trust, as such agreement may be amended, supplemented or otherwise modified from time to time.

            "MORTGAGE" or "MORTGAGES" means one or more of the Deed of Trust, Assignment of Rents, Security Agreement, Financing Statement, and Fixture Filing executed, acknowledged, and delivered to Servicing Agent for the benefit of Lenders by Borrowers or any of them pursuant to subsections 3.1D or 5.11 of the Original Agreement, substantially in the form of Exhibit III annexed to the Original Agreement, as such Mortgages may be amended, supplemented, or otherwise modified from time to time; provided that on and after the Closing Date, "MORTGAGE" or "MORTGAGES" shall include only the Mortgages on Mortgaged Properties.

            "MORTGAGEE TITLE POLICIES" means an ALTA Lenders' title insurance policy or policies or an endorsement to an existing ALTA Lenders' title insurance policy or policies issued by Transamerica Title Insurance Company or Commonwealth Land Title Company, insuring the first lien position of the Mortgages.

            "MORTGAGED PROPERTY" means real and personal property subject to the Lien of a Mortgage; provided that on and after the Closing Date, "MORTGAGED PROPERTY" shall exclude the Mortgaged Properties which were transferred to the Liquidating Property Trust pursuant to the Liquidating Property Trust Documents.

            "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in
      Section 4001(a)(3) of ERISA in which any employees of Company or any ERISA Affiliate of Company participate or from which any such employees may derive a benefit.

            "NET INCOME" means, with respect to any fiscal period, the consolidated net income from continuing operations before extraordinary items of Company and its Subsidiaries (other than the Liquidating Property Trust) for that period, determined in accordance with GAAP. Notwithstanding this definition, for purposes of calculating Net Income under this Agreement, income and expenses relating to the

      Liquidating Property Trust, including, without limitation, income and expenses relating to the Master Lease (as defined in the Liquidating Property Trust Agreement), shall not be included.

            "NET LEASE PROCEEDS" means the gross income generated by any lease of Mortgaged Property less normal and customary third party expenses of the lease, including normal and customary real estate commissions to third parties unrelated to the Company or the Borrowers, normal and customary closing costs payable to third parties unrelated to the Company or the Borrowers, and reasonable costs and expenses for such items as repairs, maintenance, association fees, and tenant requested improvements that may result from the Company's or Borrowers' obligation under the lease, provided that such expenses are actually paid.

            "NET PROCEEDS OF INSURANCE OR CONDEMNATION" means the proceeds of any insurance payment or condemnation award received by the Company or any of its Subsidiaries in connection with the damage, destruction, or condemnation of any Mortgaged Property, net of the expenses incurred in the collection of such proceeds or designated for restoration of such Mortgaged Property other than taxes paid or payable as a result thereof.

            "NET SALE PROCEEDS" means the gross sales price for any Mortgaged Property less normal and customary third party expenses of sale, such as normal and customary real estate commissions to third parties unrelated to Company or Borrowers, normal and customary closing costs payable to third parties unrelated to Company or Borrowers, and transfer or stamp taxes applicable to the particular sale, provided that such expenses are actually paid. Notwithstanding this definition, expenses of sale for purposes of determining Net Sale Proceeds shall not include the payment of any real property taxes or special assessments.

            "NOTICE OF CLOSING DATE" means a certificate to be executed and delivered by Borrowers to Lenders substantially in the form of
      Exhibit I annexed hereto.

            "NOTE PURCHASE AGREEMENT" means that certain Note Purchase Agreement dated as of May 16, 1995 among Property Co., Corimon, Lenders and Servicing Agent.

            "NOTES" means the promissory notes of Borrowers issued pursuant to subsection 2.1D of the Original Agreement and substantially in the form of Exhibit II annexed to the Original Agreement, as modified pursuant to the Allonges, and as such Notes may be amended, supplemented, or otherwise modified from time to time.

            "OBLIGATIONS" means all obligations of every nature of Company and Borrowers from time to time owed to Servicing Agent or Lenders or any of them under this Agreement, the other Loan Documents and the Notes.

            "OFFICERS' CERTIFICATE" means a certificate executed on behalf of Borrowers and Company by the Chairman of the Board of Company (if an officer) or the President of Company or one of Company's Vice Presidents and by the Chief Financial Officer or Treasurer of Company.

            "OMNIBUS CONSENT" means the Consent executed and delivered by the Company and each of its Subsidiaries pursuant to subsection 3.1 and substantially in the form of Exhibit III annexed hereto.

            "OPERATING LEASE" means, as applied to any Person, any lease of any property (whether real, personal, or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

            "ORIGINAL AGREEMENT" has the meaning assigned such term in the Recitals hereto.

            "PENSION PLAN" means any employee plan that is subject to the provisions of Title IV of ERISA in which any employees of Company or any ERISA Affiliate of Company participate or from which any such employees may derive a benefit, other than a Multiemployer Plan.

            "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

            "PLAN" means "Debtors' Fourth Amended Joint Plan of
      Reorganization Filed March, 1993", filed by Company and Borrowers in the Reorganization Cases on March, 1993 and as it was amended thereafter, was confirmed on May 14, 1993 and became effective on June 14, 1993.

            "PLAN TRANSFERS" means the transfers of assets into the Grantor Trust or the Liquidating Trust (as defined in the Plan) that occurred on or prior to June 14, 1993 pursuant to the Plan.

            "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

            "PROPERTY CO." means SBP Liquidating Property Co., a Delaware corporation.

            "PRO RATA SHARE" means with respect to each Lender the percentage set forth opposite each Lender's name below:

                     Lender                    Pro Rata Share

       Sun Life Insurance Company               37.6603774%
       of America

       Anchor National Life                     12.3396226%
       Insurance Co.
                              Subtotal          50.0000000%


       Transamerica Occidental Life             27.3584906%
       Insurance Company

       Transamerica Life Insurance              22.6415094%
       and Annuity Company
                              Subtotal          50.0000000%

                                 Total         100.0000000%

            "RELEASE" means the Mutual Release and Waiver executed and delivered by the Company and each of its Subsidiaries pursuant to subsection 3.1 and substantially in the form of Exhibit IV annexed hereto.

            "RENTAL EXPENSE" means, as of the last day of any fiscal period, all rent and related expenses treated as rent paid or payable (without duplication) for that fiscal period to a lessor for the use of real or personal property (other than rent included within the definition of Interest Expense).

            "REORGANIZATION CASES" means Company's and Borrowers' jointly-administered cases under the Bankruptcy Code.

            "REQUISITE LENDERS" means Lenders making 60% of the aggregate principal amount of the Loans, or, if no Loans are outstanding, Lenders having 60% of the aggregate Commitments; provided however, that Requisite Lenders shall also include Sun Life Insurance Company of America, Anchor National Life Insurance Company, Transamerica Occidental Life Insurance Company, and Transamerica Life Insurance and Annuity Company, so long as such Persons collectively hold at least 20% of the aggregate outstanding principal amount of the Loans.

            "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Company or any of its Subsidiaries now or hereafter outstanding; except a dividend payable solely in shares of that class of stock to the holders of that class and (ii) any redemption, retirement, sinking fund, or similar payment, purchase, or other acquisition for value, direct or indirect, of any shares of any class of stock of Company or any of its Subsidiaries, or of any warrants, options, or other rights to acquire any such shares of stock now or hereafter outstanding.

            "SBPCO" means Standard Brands Paint Co., a California corporation.

            "SECOND AMENDED AGREEMENT" has the meaning assigned such term in the Recitals hereto.

            "SECURITIES" means any stock, shares, voting trust certificates, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated, or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase, or acquire, any of the foregoing.

            "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

            "SELLING BORROWER" has the meaning assigned to that term in subsection 2.3B(ii).

            "SERVICING AGENT" has the meaning assigned to that term in the introduction to this Agreement.

            "SOLVENT" means, with respect to any Person, that as of the date of determination both (A) (i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including the fair saleable value of Contingent Obligations) of such Person and (z) greater than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances.

            "STOCKHOLDERS AGREEMENT" means that certain Stockholders Agreement dated as of February 15, 1995 between Corimon and the Company.

            "SUBSIDIARY" means any corporation, association, or other business entity of which more than 50% of the total voting power of shares of stock entitled to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, however, that Zynolyte Products Holding Company shall not be deemed a Subsidiary of Company.

            "SUBSIDIARY GUARANTOR" means any Subsidiary of Company or any Borrower that has executed and delivered the Subsidiary Guaranty.

            "SUBSIDIARY GUARANTY" means the Guaranty executed and delivered by certain Subsidiaries of SBPCO dated as of November 30, 1987 pursuant to subsection 3.1D of the Original Agreement, substantially in the form of Exhibit XI annexed to the Original Agreement, as such Guaranty may be amended, supplemented, or otherwise modified from time to time.

            "SUBSIDIARY INTERGUARANTOR AGREEMENT" means the Interguarantor Agreement dated as of November 30, 1987 among certain Subsidiaries of SBPCO, substantially in the form of Exhibit XIII annexed to the Original Agreement, as such Interguarantor Agreement may hereafter be amended, supplemented, or otherwise modified from time to time.

            "TAS" means The Art Store, a California corporation.

            "TERMINATION EVENT" means (i) a "Reportable Event" described in
      Section 4043 of ERISA and the regulations issued thereunder (other than a "Reportable Event" not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation under such regulations), or (ii) the withdrawal of Company or any of its ERISA Affiliates from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or
      (iii) the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under
      Section 4041 of ERISA, or (iv) the institution of proceedings to terminate a Pension Plan by the Pension Benefit Guaranty Corporation, or (v) any other event or condition that might constitute grounds under Section 4042 of ERISA for the termination of, or the appoint-ment of a trustee to administer, any Pension Plan.

            "TORRANCE PROPERTIES" means those thirty-three acres of real property currently owned by SBPCO and Realty and located at 4300 West 190th Street in Torrance, California which are listed as the Torrance Properties on Schedule 9 annexed hereto.

            "TRANSACTIONS" has the meaning assigned the term "TRANSACTIONS" in the Investment Agreement.

            "TRANSACTION EXPENSES" means all expenses paid or payable by Company and Borrowers relating to the transactions contemplated by this Agreement, including modification of the Liquidating Property Trust and the transactions contemplated thereby, and execution and delivery of the Trust Loan Agreement, including investment banking fees, loan fees, finders fees, phase I environmental audit costs, asbestos survey costs, title insurance fees, legal fees of Lenders, recording fees, consulting fees, inspection fees, appraisal fees, and accounting fees.

            "TRANSACTION EXPENSES RESERVE" means $200,000 to cover Transaction Expenses.

            "TRUST ACKNOWLEDGMENT AGREEMENT" means the Amended and Restated Trust Acknowledgment Agreement and Consent dated as of May 16, 1995 among Company, Borrowers, the Liquidating Property Trust and Servicing Agent, substantially in the form of Exhibit VI annexed hereto, pursuant to which the Liquidating Property Trust acknowledges the transfer of certain of the Mortgaged Properties to the Liquidating Property Trust, subject to certain of the Obligations of Borrowers under the First Amended Agreement and the Second Amended Agreement.

            "TRUST LOAN AGREEMENT" means the Second Amended and Restated Trust Loan Agreement dated as of May 16, 1995 among the Liquidating Property Trust, Lenders and Servicing Agent, pursuant to which the Liquidating Property Trust confirms, amends and restates the transfer of certain of the Mortgaged Properties to the Liquidating Property Trust, subject to certain of the Obligations of Borrowers under the Second Amended Agreement, as such Second Amended and Restated Trust Loan Agreement may be amended, supplemented or modified from time to time.

            1.2 ACCOUNTING TERMS. For purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

            1.3 OTHER DEFINITIONAL PROVISIONS. References to "Sections" and "subsections" shall be to Sections and subsections, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.


SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS AND LOANS; NOTES

      2.1   LOANS AND NOTES.

            A. Outstanding Obligations. Company, Borrowers, Lenders and Servicing Agent confirm that the Obligations of Borrowers under this Agreement as of the date hereof are as set forth on Schedule 1 annexed hereto.

            Company, Borrowers, Lenders and Servicing Agent acknowledge and agree that there are no valid counterclaims, setoffs or rights of reclamation against said Obligations or any other defenses to repayment by the Borrowers of said Obligations.

            B. Scheduled Payments of the Loans. Commencing on June 1, 1997, Borrowers shall pay on the first day of each month installments of principal of the Loans in accordance with the Principal Payment Schedule set forth on Schedule 2 attached hereto.

            C. Notice of Closing Date. Each Borrower shall execute and deliver to Servicing Agent a Notice of Closing Date substantially in the form of Exhibit I annexed hereto, no later than 12:00 noon (Los Angeles time) at least two Business Days in advance of the date upon which Borrowers anticipate the Closing Date to occur, specifying the anticipated Closing Date.

            D. Allonges. Each Borrower shall execute and deliver to each Lender on the Closing Date an Allonge to its Notes substantially in the form of Exhibit II annexed hereto to evidence the modification to such Lender's Loan to such Borrower contemplated herein.

      2.2   INTEREST.

            A. Accrual of Interest. The Loans shall accrue interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate of 10% per annum, compounded monthly and payable as provided in subsection 2.3A.

            B. Post-Maturity Interest. Any principal payments on the Loans not paid when due and, to the extent permitted by applicable law, any interest payments on the Loans not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest payable upon demand at a rate that is 12.25% per annum.

            C. Computation of Interest. Interest on the Loans shall be computed on the basis of a 360-day year and composed of 12 months of 30 days.

      2.3   PAYMENTS AND PREPAYMENTS.

            A. Interest Payments. Each Borrower shall pay on the first day of each month, commencing June 1, 1995, accrued and unpaid interest, in arrears, on the outstanding principal amount of the Loans.

            B.    Prepayments.

            (i) Voluntary Prepayments. In addition to any mandatory prepayment under subsection 2.3B(ii), any Borrower may, upon not less than three Business Days' prior written or telephonic notice confirmed in writing to Servicing Agent (which notice Servicing Agent will promptly transmit by telegram, telex, or telephone to each Lender), at any time voluntarily prepay such Borrower's Loans in whole or in part in an aggregate minimum amount of $100,000. Notice of prepayment having been given as aforesaid, the principal amount of the Loans specified in such notice, together with accrued and unpaid interest on such amount, shall become due and payable on the prepayment date.


           (ii) Mandatory Prepayments. Borrowers shall make the following mandatory prepayments:

                  (a) immediately upon receipt by Company or any of its Subsidiaries of Net Sale Proceeds of any Mortgaged Property of any Borrower (a "Selling Borrower"), Borrowers shall prepay the Loans (ratably in proportion to the then outstanding principal amount of the Loans) in an amount equal to 100% of such Net Sale Proceeds; and

                  (b) no later than 60 days after receipt by Company or any of its Subsidiaries of Net Proceeds of Insurance or Condemnation as a result of damage, destruction, or condemnation of any Mortgaged Property of any Borrower, (a "Selling Borrower"), Borrowers shall prepay the Loans (ratably in proportion to the then outstanding principal amount of the Loans) in an amount equal to that portion of such Net Proceeds of Insurance or Condemnation not applied or designated for application to the restoration of such Mortgaged Property in accordance with the terms of the Mortgage.

            In the event that Company or any of its Subsidiaries other than a Selling Borrower receives any Net Sale Proceeds or Net Proceeds of Insurance or Condemnation, Company shall, or shall cause such Subsidiary, to deliver such Net Sale Proceeds or Net Proceeds of Insurance or Condemnation to the Selling Borrower to enable such Selling Borrower to make the prepayments required under this subsection 2.3B(ii).

            If, as a result of the prepayment or repayment provisions contained in this subsection 2.3B, a mandatory prepayment or repayment is required to be made on the principal of the Loans of a Borrower in excess of the then outstanding principal amount of the Loans of such Borrower (the amount of such required prepayment in excess of such principal amount is herein called the "Excess Amount"), then such Borrower shall be required to prepay all of its outstanding Loans and the other Borrowers shall be required to prepay the principal amount of their outstanding Loans by the Excess Amount ratably in proportion to the then outstanding principal amount of such Loans.


          (iii) Application of Prepayments. All payments of principal pursuant to this Agreement shall be allocated among Borrowers ratably in proportion to the then outstanding principal amount of the Loans and shall be applied in inverse order of maturity.

            C. Manner and Time of Payment. All payments of principal, interest, and other amounts payable hereunder and under the Notes shall be in same day funds and delivered to Servicing Agent not later than 10:00 A.M. (Los Angeles time) or

11:00 A.M. if payment is made by wire transfer in immediately available funds to an account designated by Servicing Agent on the date due at its office located at 1150 South Olive Street, Suite 2200, Los Angeles, California 90015 for the account of Lenders; funds received by Servicing Agent after that time shall be deemed to have been paid by Borrowers on the next succeeding Business Day.

            D. Apportionment of Payments. Aggregate principal and interest payments and premiums shall be apportioned among all outstanding Loans to which such payments relate, proportionately to their respective Pro Rata Shares. Servicing Agent shall promptly distribute to each Lender at its primary address set forth below its name on the appropriate signature page hereof or such other address as any Lender may request its Pro Rata Share of all such payments received by Servicing Agent.

            E. Payments on Non-Business Days. Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a day that is not a Business Day, the payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or under the Notes, as the case may be.

            F. Notation of Payment. Each Lender agrees that before disposing of any Note held by it, or any part thereof, that Lender will make a notation thereon of all Loans and principal payments previously made thereon, all reductions of principal thereof, and of the date to which interest thereon has been paid, and will notify the applicable Borrower and Servicing Agent of the name and address of the transferee of such Note; provided, that the failure to make a notation of any Loan made under such Notes shall not limit or otherwise affect the obligation of any Borrower hereunder or under such Notes with respect to any Loan and payments of principal, interest, or premium on any such Note.


SECTION 3.  CONDITIONS TO CLOSING DATE

      3.1 CONDITIONS TO MODIFICATIONS OF LOANS. The obligations of each Lender to modify its Loans hereunder are subject to the satisfaction of all of the following conditions:

            A. On or before the Closing Date, each Borrower shall deliver to Lenders:

                  (1) Certified copies of its Articles of Incorporation, together with good standing certificates from the Secretary of State of the State of California and each jurisdiction in which Mortgaged Properties owned by such Borrower are located, each to be dated a recent date prior to the Closing Date;

                  (2) Copies of its Bylaws, certified as of the Closing Date by its corporate secretary or an assistant secretary;

                  (3) Resolutions of its Board of Directors approving and authorizing the execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party, and approving and authorizing the execution, delivery, and payment of the Notes, each certified as of the Closing Date by its corporate secretary or an assistant secretary;

                  (4) Signature and incumbency certificates of its officers executing this Agreement, the other Loan Documents to which it is a party, and the Allonges; and

                  (5) Original executed copies of the Loan Documents to which it is a party, executed by such Borrower.

            B.    On or before the Closing Date, Company shall deliver to
Lenders:

            (1) Copies of its Certificate of Incorporation certified by the Secretary of State of the State of Delaware, together with good standing certificates from the Secretary of State of the States of Delaware and California, each to be dated a recent date prior to the Closing Date;

            (2) Copies of its Bylaws, certified as of the Closing Date by its corporate secretary or an assistant secretary;

            (3) Resolutions of its Board of Directors approving and authorizing the execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party, each certified as of the Closing Date by its corporate secretary or an assistant secretary;

            (4) Signature and incumbency certificates of its officers executing this Agreement and the other Loan Documents to which it is a party;

            (5) Original executed copies of the Loan Documents to which it is a party; and

            (6) A letter to Lenders and Servicing Agent from Fidelity, in form and substance satisfactory to Servicing Agent, setting forth a determination of the then outstanding principal amount of the Fidelity Indebtedness.

            C. On or before the Closing Date, each Subsidiary of Company (other than SBP Leasing Company) shall deliver to Lenders:

                  (1) Certified copies of its Certificate or Articles of Incorporation, together with good standing certificates from the jurisdiction of its incorporation, each to be dated a recent date prior to the Closing Date;

                  (2) Copies of its Bylaws, certified as of the Closing Date by its corporate secretary or an assistant secretary;

                  (3) Resolutions of its Board of Directors approving and authorizing the execution, delivery, and performance of the Loan Documents to which it is a party, each certified as of the Closing Date by its corporate secretary or an assistant secretary;

                  (4) Signature and incumbency certificates of its officers executing the Loan Documents to which it is a party; and

                  (5) Original executed copies of the Loan Documents to which it is a party, executed by such Subsidiary.

            D.    On or before the Closing Date, Lenders shall receive
(i) executed copies of all of the Loan Documents, (ii) certificates of insurance for each policy of insurance required pursuant to subsection 5.5 setting forth the coverage, the limits of liability, the name of the carrier, the policy, and the period of coverage and containing, in the case of "all-risk" policies, a lender's loss payable endorsement for the benefit of Servicing Agent for the benefit of Lenders and in the case of comprehensive general liability policies, naming Servicing Agent as an additional insured for the benefit of Lenders, (iii) assurances of title (including preliminary title reports) satisfactory to all Lenders and evidence that Mortgages have been recorded in all jurisdictions as may be necessary or, in the opinion of all Lenders desirable to effectively create valid and perfected first priority Liens and security interests, and
(iv) confirmation from one or more title insurance companies satisfactory to Requisite Lenders that such title insurance companies are prepared to issue one or more ALTA Lender's title insurance policies or endorsements to existing Mortgagee Title Policies with respect to the collateral described in the Mortgages in an aggregate principal amount acceptable to Requisite Lenders, subject only to such exceptions as are approved by all Lenders in writing, and including such endorsements as any Lender may reasonably request.

            E. On the Closing Date (i) each of the Notes and the Loan Documents shall be in full force and effect and no term or condition thereof shall have been amended, modified, or waived except with the prior written consent of all Lenders and (ii) each party to the Loan Documents shall have performed and complied in all material respects with all agreements and conditions contained in the Loan Documents and in any agreements or documents referred to therein required to be performed or complied with by such party on or prior to the Closing Date and such party shall not be in default in any material respect in the performance or compliance with any of the terms or provisions thereof.

            F. Servicing Agent shall have received, in accordance with the provisions of subsection 2.1C, on or before the Closing Date, an originally executed Notice of Closing Date, substantially in the form of
Exhibit I annexed hereto, signed by the chief executive officer of each Borrower.

            G. Servicing Agent shall have received, for the benefit of the Lenders, an opinion of counsel of Buchalter, Nemer, Fields & Younger, counsel to Company and its Subsidiaries, in form and substance satisfactory to Lenders, substantially in the form of Exhibit VIII annexed hereto.

            H. On the Closing Date (i) the Liquidating Property Trust shall have been modified, the Liquidating Property Trust Documents shall have been executed and delivered and the transactions contemplated with respect thereto shall have been consummated, (ii) the Additional Trust Transfers shall have occurred, and (iii) the conditions to effectiveness of the Trust Loan Agreement shall have occurred and such agreements shall have become effective in accordance with their terms.

            I.    As of the Closing Date:

            1. The representations and warranties of Company and each Borrower contained herein shall be true, correct, and complete in all material respects on and as of the Closing Date, to the same extent as though made on and as of that date;

            2. No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by such Notice of Closing Date that would constitute an Event of Default or a Potential Event of Default;

            3. Company and each Borrower shall have performed in all material respects all agreements and satisfied all conditions that this Agreement and the other Loan Documents provide shall be performed by it on or before the Closing Date; and

            4. No order, judgment, or decree of any court, arbitrator, or governmental authority shall purport to enjoin or restrain any Lender from modifying that Loan.

            J. Lenders shall have received updated projected cash flows giving effect to the transactions contemplated herein and any other financial information requested by any Lender.

            K. No litigation, inquiry, injunction or restraining order shall be pending, entered or threatened, nor shall any statute, rule or regulation have been proposed, which, in the opinion of Lenders, could enjoin or restrain any Lender from modifying its Loans or have a material adverse effect on (i) the transactions contemplated hereby or the business, assets, operations, condition (financial or otherwise) or prospects of Com-pany or Borrowers individually or Company and Borrowers and their Subsidiaries taken as a whole or their ability to perform their obligations under the Loan Documents or (ii) the rights and remedies of the Lenders.

            L. All governmental and third party approvals necessary or advisable in connection with the transactions contemplated hereby and the continuing operations of Company, Borrowers and their Subsidiaries shall have been obtained, be in full force and effect and be in form and substance satisfactory to Lenders and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the transactions contemplated hereby described herein.

            M. There shall not have occurred any change, or development or event involving a prospective change, which, in either case, in the opinion of Lenders could have a material adverse effect on (i) the business, assets, operations, condition (financial or otherwise) or prospects of Company or Borrowers individually or Company and Borrowers and their Subsidiaries taken as a whole or their ability to consummate the transactions contemplated hereby or perform their obligations under the Loan Documents or (ii) the rights and remedies of the Lenders; provided, that the foregoing restriction shall not apply to Transactions contemplated by the Investment Agreement.

            N. On the Closing Date, Lenders shall receive a modification fee from Company in the amount of $500,000, in exchange for the release of any guarantees on the Liquidating Property Trust Obligations.

            O. The conditions to effectiveness of the Investment Agreement shall have occurred and the Investment Agreement, and the transactions contemplated thereby, shall have become effective in accordance with its terms.

            P. Borrowers shall have deposited the Transaction Expenses Reserve into an escrow account under the sole dominion and control of Servicing Agent.

            Q. All Mortgages delivered pursuant to the New Loan Agreement shall have been released.

            R. All accrued and unpaid amounts owing Lenders under the Loan Documents and the Liquidating Property Trust Documents shall have been paid.


SECTION 4.  REPRESENTATIONS AND WARRANTIES

            In order to induce Lenders to enter into this Agreement and to modify the Loans, Company and each Borrower jointly and severally represent and warrant to each Lender that the following statements are true, correct, and complete:

      4.1   ORGANIZATION, POWERS, GOOD STANDING, AND SUBSIDIARIES.

            A. Organization and Powers. Company and each of its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, to enter into this Agreement and the other Loan Documents to which it is a party, and to carry out the transactions contemplated hereby and thereby, and, in the case of each Borrower, to issue the Notes. The Liquidating Property Trust is a trust duly organized and validly existing under the laws of the State of California and has all requisite power and authority to enter into the Liquidating Property Trust Documents and to carry out the transactions contemplated thereby.

            B. Good Standing. Company and each of its Subsidiaries is in good standing wherever necessary to carry on its present business and operations, except in jurisdictions in which the failure to be in good standing has and will have no material adverse effect on the conduct of its business.

            C. Conduct of Business. Company and each of its Subsidiaries are on the date of this Agreement, and, on the Closing Date will be, engaged only in the businesses described in Company's Annual Report on Form 10-K for the Fiscal Year ended January 30, 1995.

            D. Subsidiaries. Company has no material Subsidiaries other than those set forth on Schedule 8. The capital stock of each of Company's Subsidiaries is duly authorized, validly issued, and fully paid and nonassessable. Each of Company's Subsidiaries is validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has full corporate power and authority to own its assets and properties and to operate its business as presently owned and conducted. Company owns directly or indirectly, 100% of the capital stock and other ownership interests in each of its Subsidiaries. Except as permitted under subsection 6.3, neither Company nor any of its Subsidiaries owns or holds, directly or indirectly, any capital stock or equity security of, or any equity interest in, any corporation or business other than Subsidiaries of Company.

      4.2   AUTHORIZATION OF BORROWING, ETC.

            A. Authorization of Borrowing. The execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party by Company and each of its Subsidiaries and the issuance, delivery, and payment of the Notes by each Borrower have been duly authorized by all necessary corporate action by Company and each of its Subsidiaries.

            B. No Conflict. The execution, delivery, and performance by Company and each of its Subsidiaries of this Agreement and the other Loan Documents to which it is a party, and the issuance, delivery, and payment of the Notes by each Borrower do not and will not (i) violate any provision of law applicable to Company or any of its Subsidiaries, the Certificate or Articles of Incorporation of Company or any of its Subsidiaries or the Bylaws of Company or any of its Subsidiaries, or any order, judgment, or decree of any court or other agency of government binding on Company or any of its Subsidiaries, or (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Company or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien, charge, or encumbrance of any nature whatsoever upon any of properties or assets of Company or any of its Subsidiaries except as permitted under subsection 6.2, or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Company or any of its Subsidiaries, other than approvals or consents that have been obtained and disclosed in writing to the Lenders.

            C. Governmental Consents. As of the Closing Date, the execution, delivery, and performance by Company and each of its Subsidiaries of this Agreement and each other Loan Document to which it is a party and the issuance, delivery, and payment of the Notes by each Borrower do not and will not require any registration with, consent, or approval of, or notice to, or other action to, with or by, any federal, state, or other governmental authority or regulatory body or other Person.

            D. Binding Obligation. This Agreement and the other Loan Documents to which Company and each of its Subsidiaries are a party, and the Notes when executed and delivered hereunder, will be the legally valid and binding obligations of Company and each of its Subsidiaries, as the case may be, enforceable against them in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws or equitable principles re-lating to or limiting creditors' rights generally and except as to the availability of equitable relief that is subject to the discretion of a court and general principles of equity.

      4.3 FINANCIAL CONDITION. Borrowers have heretofore delivered to Lenders a copy of its Annual Report on Form 10-K for the fiscal year ended January 30, 1995. Such Annual Report on Form 10-K contains financial statements prepared in accordance with GAAP and contains all adjustments necessary to present fairly the financial information shown therein. Neither Company nor any of its Subsidiaries has any material Contingent Obligation, contingent liability or liability for taxes, long term lease or unusual forward or long term commitment, which is not reflected in the foregoing statements or in the notes thereto or disclosed in Schedule 3 annexed hereto or the Investment Agreement, except for the Transactions contemplated by the Investment Agreement.

      4.4   TITLE TO PROPERTIES AND ASSETS; LIENS.

            A. Company and its Subsidiaries have good, sufficient and legal title to all the properties and assets reflected in the most recent consolidated balance sheet referred to in subsection 4.3 except for assets acquired or disposed of in the ordinary course of business since the date of such consolidated balance sheet or the Liquidating Property Trust Transfers. All such properties and assets are free and clear of Liens, except as permitted under subsection 6.2.

            B. Schedule 9 hereto correctly sets forth the following information with respect to each Mortgaged Property: (a) store number (if applicable) and (b) street address. Each Borrower has good and marketable fee title to each Mortgaged Property identified in Schedule 9 as being owned by such Borrower and each Mortgaged Property is free and clear of Liens, except as permitted under subsection 6.2.

            C. Borrowers have previously furnished to Lenders true, correct, and complete copies of all ground leases, space leases, subleases, easement agreements, reciprocal easement agreements, two-party supplemental agreements, option agreements, license agreements, and other agreements, instruments, and documents (whether or not recorded) that encumber, or otherwise affect in any material respect, its fee interest in or to any Mortgaged Property or any portion thereof.

            D. No condemnation proceeding involving any Mortgaged Property or portion of any thereof or parking facility used in connection therewith has commenced or, to the knowledge of any Borrower or Company, is contemplated by any governmental authority, except as shall be described to Lenders in a writing delivered by Company to Lenders at least one Business Day prior to the execution of this Agreement identified as being delivered pursuant to this subsection 4.4.

            E. The operation of each Mortgaged Property does not involve a violation of (i) any statutes, laws, regulations, rules, ordinances, or orders of any kind whatsoever (including, without limitation, zoning and building laws, ordinances, codes, or approvals and environmental protection orders, laws, or regulations) other than violations that would not result in any material change in the business, operations, properties, assets, or condition (financial or otherwise) of any Borrower or Company and its Subsidiaries, taken as a whole, and would not materially adversely affect such Mortgaged Property or the ability of Company or any of its Subsidiaries to perform their respective Obligations, or (ii) any building permits, restrictions of record, or any agreement affecting any such Mortgaged Property or portion thereof other than violations that would not result in any material change in the business, operations, properties, assets, or condition (financial or otherwise) of any Borrower or Company and its Subsidiaries, taken as a whole, and would not materially adversely affect such Mortgaged Property or the ability of Company or any of its Subsidiaries to perform their respective Obligations.

            F. Each Mortgaged Property has adequate water, gas, telephone, electrical supply, storm, and sanitary sewerage facilities, and means of access to and from public highways, and has fire and police protection to the fullest extent available in the jurisdiction in which such Mortgaged Property is located.

            G. Servicing Agent has been granted, for the benefit of Lenders, a first and prior lien on each Mortgaged Property subject only to the exceptions contained in the Mortgagee Title Policies.

            H. Except as disclosed in writing to Lenders, (i) the operations of Company and each of its Subsidiaries comply with all applicable environmental, health, and safety statutes and regulations except to the extent that noncompliance would not result in any material change in the business, operations, properties, assets, or condition (financial or otherwise) of any Borrower or Company and its Subsidiaries, taken as a whole, and would not materially adversely affect any Mortgaged Property or the ability of Company or any of its Subsidiaries to perform their respective Obligations; (ii) none of the Mortgaged Properties or the operations of Company or any of its Subsidiaries is the subject of any private claims or any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any hazardous waste (as such term is defined in any applicable state or federal environmental law or regulations) or other hazardous material into the environment except to the extent that such claims or remedial action would not result in any material change in the business, operations, properties, assets, or condi-tion (financial or otherwise) of any Borrower or Company and its Subsidiaries, taken as a whole, and would not materially adversely affect any Mortgaged Property or the ability of Company or any of its Subsidiaries to perform their respective Obligations; and (iii) neither Company nor any of its Subsidiaries has any material contingent liability in connection with any release of any hazardous waste or hazardous material into the environment including, without limitation, any contingent liability arising in connection with a failure, or alleged failure, to comply with the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. sec. 9601 et seq.), or the Federal Resource, Conservation, and Recovery Act of 1976, as amended (42 U.S.C. sec.sec. 6901 et seq.), except for such contingent liabilities that would not result in a material change in the business, operations, properties, assets, or condition (financial or otherwise) of any Borrower or Company and its Subsidiaries, taken as a whole, and that would not materially adversely affect any Mortgaged Property or the ability of Company or any of its Subsidiaries to perform their respective Obligations.

      4.5 LITIGATION; ADVERSE FACTS. There is no action, suit, proceeding, or arbitration (whether or not purportedly on behalf of Company or any of its Subsidiaries or the Liquidating Property Trust at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, pending (except as otherwise disclosed in Schedule 4 hereto) or, to the knowledge of Company or any Borrower, threatened against or affecting Company or any of its Subsidiaries or the Liquidating Property Trust or any of Company's or such Subsidiary's or the Liquidating Property Trust's properties not provided for in the Plan that would result in any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of Company and its Subsidiaries, taken as a whole, or would materially adversely affect any Mortgaged Property or the ability of Company or any of its Subsidiaries to perform their respective Obligations, and there is no basis known to Company or any Borrower for any such action, suit, or proceeding. Neither Company nor any of its Subsidiaries nor the Liquidating Property Trust is (i) in violation of any applicable law that materially adversely affects or may materially adversely affect any Mortgaged Property, the business, operations, pro-perties, assets, or condition (financial or otherwise) of Company and its Subsidiaries, taken as a whole, or the ability of Company or any of its Subsidiaries to perform their respective Obligations, or (ii) subject to or in default with respect to any final judgment, writ, injunction, decree, rule, or regulation of any court or federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, that would have a materially adverse effect on any Mortgaged Property, the business, operations, properties, assets, or condition (financial or otherwise) of Company and its Subsidi-aries, taken as a whole, or the ability of Company or any of its Subsidiaries to perform their respective Obligations. There is no action, suit, proceeding, or investigation pending or, to the knowledge of Company or any Borrower, threatened against or affecting Company or any of its Subsidiaries or the Liquidating Property Trust that questions the validity or the enforceability of this Agreement, the other Loan Documents, or the Notes.

      4.6 PAYMENT OF TAXES. All tax returns and reports of Company and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes, assessments, fees, and other governmental charges upon Company and its Subsidiaries and upon their respective properties, assets, income, and franchises that are due and payable have been paid when due and payable or provided for otherwise in the Plan, except to the extent permitted by subsection 5.3, and except to the extent that failure to pay any tax, assessment, fee, or other governmental charge would not result in the imposition of a Lien on any Mortgaged

Property or would not have a material adverse effect on any Mortgaged Property, or the business, operations, properties, assets, or condition (financial or otherwise) of Company and its Subsidiaries, taken as a whole, or the ability of Company or any of its Subsidiaries to perform their respective Obligations. Neither Company nor any Borrower knows of any proposed tax assessment against Company or any of its Subsidiaries not pro-vided for in the Plan that would be material to the condition (financial or otherwise) of Company and its Subsidiaries, taken as a whole.

      4.7   MATERIALLY ADVERSE AGREEMENTS.

            A. Neither Company nor any of its Subsidiaries is a party to or is subject to any material agreement or instrument or charter or other internal restriction materially adversely affecting any Mortgaged Property or the business, properties, assets, operations, or condition (financial or otherwise) of Company and its Subsidiaries, taken as a whole, except for the Investment Agreement.

            B. Neither Company nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation of Company or any of its Subsidiaries, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a material adverse effect on any Mortgaged Property or the business, properties, assets, operations or condition (financial or otherwise) of Company and its Subsidiaries, taken as a whole.

      4.8 GOVERNMENTAL REGULATION. Neither Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940 or to any federal or state statute or regulation, limiting its ability to incur Indebtedness for money borrowed or to create Liens on any of its properties or assets to secure such Indebtedness, other than SBP Transportation Co., Inc., a California corporation, which is subject to the Interstate Commerce Act.

      4.9 SECURITIES ACTIVITIES. Neither Company nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.

      4.10  EMPLOYEE BENEFIT PLANS.

            A. Company and each of its ERISA Affiliates is in compliance in all material respects with any applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Pension Plans and Multiemployer Plans, except to the extent that noncompliance would not result in the loss of the deductibility of contributions to any Pension Plan or Multiemployer Plan, and would not result in the incurrence by Company and its ERISA Affiliates of any civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by
Section 4975 of the Internal Revenue Code in an amount in excess of $500,000.

            B. Except for termination of the Company's LESOP and PAYSOP, as defined and described in the Plan, and the contemplated "freezing" of the Company's three Pension Plans by ceasing the accrual of benefits under such Pension Plans, no Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan; and none of the terminations described above might result in the incurrence by Company or any of its ERISA Affiliates of any liability to the Pension Benefit Guaranty Corporation (or any successor thereto) or any other party under Sections 4062, 4063, and 4064 of ERISA or any other law in excess of $500,000.

            C. Vested liabilities under all Pension Plans (with assets less than vested liabilities) do not exceed the assets thereunder by more than $500,000.

            D. Neither Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any withdrawal liability under ERISA to any Multiemployer Plan in excess of $500,000.

      4.11 DISCLOSURE. No representation or warranty of Company or any Borrower contained in this Agreement, any other Loan Document, or any other document, certificate, or written statement furnished to Lenders by or on behalf of Company or any Borrower for use in connection with the transactions contemplated by this Agreement or any other Loan Document contains any untrue statement of a material fact or omits to state a material fact (known to Company or any Borrower in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading. There is no fact known to Company or any Borrower (other than matters of a general economic nature) that materially adversely affects any Mortgaged Property, the business, operations, property, assets, or condition (financial or otherwise) of Company and its Subsidiaries, taken as a whole, or the ability of Company or any Borrower to perform their respective Obligations that has not been disclosed herein or in such other documents, certificates, and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

      4.12 SOLVENCY. Company and Borrowers and each of their Subsidiaries will be Solvent, upon the modification of the Loans pursuant to this Agreement and upon establishment of the Liquidating Property Trust and consummation of the Liquidating Property Trust Transfers.


SECTION 5.  AFFIRMATIVE COVENANTS

            Each Borrower and Company jointly and severally covenant and agree that, so long as any of the Commitments hereunder shall be in effect and until payment in full of all of the Loans and the Notes, unless Requisite Lenders shall otherwise give prior written consent, each Borrower and Company shall perform or cause to be performed all covenants in this
Section 5.

      5.1   FINANCIAL STATEMENTS AND OTHER REPORTS.

            Company will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Company and each Borrower, as applicable, will deliver to Lenders:

            (i) as soon as practicable and in any event within 45 days after the end of each Fiscal Quarter (a) consolidated and consolidating balance sheets of Company and its Subsidiaries as at the end of such period and the related consolidated statements of income, stockholders' equity, and cash flow of Company and its Subsidiaries for such Fiscal Quarter, and consolidating statements of income of Company and its Subsidiaries for such Fiscal Quarter setting forth in each case (other than in the case of consolidating balance sheets and income statements of Subsidiaries of Company other than Borrowers) in comparative form the consolidated figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and certified by the chief financial officer or chief accounting officer of Company that they fairly present the financial information shown therein for Company and its Subsidiaries as at and for the periods ended on the dates indicated, subject to changes resulting from audit and normal year-end adjustment; (b) a summary of sales by each retail facility of Borrowers for such Fiscal Quarter; (c) a summary of transactions between Company and its Subsidiaries (other than the Grantor Trust and its

Subsidiaries), on the one hand, and the Grantor Trust and its Subsidiaries, on the other hand; and (d) a written report describing the status of construction in progress, if any, on any Mortgaged Property during such Fiscal Quarter.


           (ii) as soon as practicable and in any event within 90 days after the end of each Fiscal Year consolidated and consolidating balance sheets of Company and its Subsidiaries as at the end of such Fiscal Year and the related consolidated (and, as to statements of income only, consolidating) statements of income, stockholders' equity, and cash flow of Company and its Subsidiaries for such Fiscal Year, setting forth in each case, in comparative form the consolidated figures for the previous Fiscal Year, all in reasonable detail and (a) in the case of such consolidated financial statements, accompanied by a report thereon of an independent certified public accountant of recognized national standing selected by Company and satisfactory to Requisite Lenders, which report shall be unqualified and shall state that such consolidated financial statements present fairly the financial position of Company and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise stated therein) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards and (b) in the case of such consolidating financial statements, certified by the chief financial officer of Company;


          (iii) together with each delivery of financial statements of Company and its Subsidiaries pursuant to subdivisions (i) and (ii) above,
(a) an Officers' Certificate stating that the signers have reviewed the terms of this Agreement, the other Loan Documents, and the Notes and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of or anticipate the existence as at the date of the Officers' Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Company has taken, is taking, and proposes to take with respect thereto;
(b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of such accounting periods with the restrictions contained in subsections 6.6, 6.7, 6.9 and 6.13 and, if not specified in the financial statements delivered pursuant to subdivisions (i) or (ii) above, as the case may be, specifying the aggregate amount of interest paid or accrued by Company and its Subsidiaries, and the aggregate amount of depreciation, depletion, and amortization charged on the books of Company and its Subsidiaries, during such accounting period;


           (iv) promptly upon receipt thereof, copies of all detailed audit reports or recommendations submitted to the audit committee of the board of directors of Company by independent public accountants in connection with each annual, interim, or special audit of the financial statements of Company made by such accountants, including, without limitation, the comment letter submitted by such accountants to management in connection with their annual audit;

            (v) promptly upon their becoming available, copies of all financial statements, reports, notices, and proxy statements sent or made available generally by Company to its security holders other than reports made available by Company solely to any leveraged employee stock ownership plan, or by any Subsidiary of Company to its security holders other than Company or another Subsidiary, of all regular and periodic reports (including, without limitation, reports filed by Company with the Securities and Exchange Commission on Form 8-K) and all registration statements and prospectuses filed by Company or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to any of its functions, and of all press releases and other statements made available generally by Company or any Subsidiary to the public concerning material developments in the business of Company and its Subsidiaries;


           (vi) promptly upon any corporate officer of Company or any Borrower obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that any Lender has given any notice or taken any other action with respect to a claimed Event of Default or Potential Event of Default under this Agreement, (b) that any Person has given any notice to Company or any Subsidiary of Company or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 7.2,
(c) of any condition or event that would be required to be disclosed in a current report filed by Company with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4 and 5 of such Form as in effect on the date hereof) if Company were required to file such reports under the Exchange Act, and (d) of a material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of Company and its Subsidiaries, taken as a whole, an Officers' Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default, Event of Default, Potential Event of Default, event or condition, and what action Company or such Borrower has taken, is taking, and proposes to take with respect thereto; provided, however, that in lieu of delivering an Officers' Certificate concerning conditions or events described in subparagraph (c) above, Company may deliver to Lenders a copy of the report on Form 8-K filed by Company with the Securities and Exchange Commission;


          (vii) promptly upon any corporate officer of Company or any Borrower obtaining knowledge of (a) the institution of, or threat of, any action, suit, proceeding, governmental investigation, or arbitration against or affecting Company or any of its Subsidiaries or the Grantor Trust, any Mortgaged Property, or any other property of Company or any of its Subsidiaries or the Grantor Trust not previously disclosed by Company or any Borrower to Lenders, that if adversely determined, might materially and adversely affect any Mortgaged Property or the business, operations, properties, assets, or condition (financial or otherwise) of Company and its Subsidiaries, taken as a whole; (b) any material development in any such action, suit, proceeding, governmental investigation, or arbitration; or (c) all offers for all or any substantial portion of any of the assets of the Grantor Trust or any of its Subsidiaries; Company or such Borrower shall promptly give notice thereof to Lenders and provide such other information as may be reasonably available to it to enable Lenders and their counsel to evaluate such matters.


        (viii)    promptly upon becoming aware of the occurrence of any
(a) Termination Event, or (b) "prohibited transaction," as such term is defined in Section 4975 of the Internal Revenue Code (other than an "exempt" prohibited transaction), in connection with any Pension Plan or any trust created thereunder, a written notice specifying the nature thereof, what action Company has taken, is taking, or proposes to take with respect thereto, and, when known, any action taken or threatened by the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect thereto;


           (ix) with reasonable promptness copies of (a) all notices received by Company or any of its ERISA Affiliates of the Pension Benefit Guaranty Corporation's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan; (b) each "Schedule B" (Actuarial Information) to the annual report (Form 5500 Series) filed by Company or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan; and (c) all notices received by

Company or any of its ERISA Affiliates from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to
Section 4202 of ERISA;


           (x) as soon as practicable, and in any event within 30 days after the commencement of each Fiscal Year, a budget and projection by month for that Fiscal Year, including projected balance sheets and statements of income and cash flow of Company and its Subsidiaries, all in reasonable detail; and


           (xi) with reasonable promptness, such other information and data with respect to Company or any of its Subsidiaries or the Grantor Trust as from time to time may be reasonably requested by any Lender.

      5.2 CORPORATE EXISTENCE, ETC. Except as provided in subsections 6.7(i) and 6.7(ii), each of Company and each Borrower will at all times preserve and keep in full force and effect its corporate existence and rights and franchises material to its business and those of each of its Subsidiaries; provided, however, that the corporate existence of any Subsidiary (other than a Borrower) may be terminated if such termination is in the best interest of Company and is not materially disadvantageous to the holder of any Note.

      5.3   PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION.

            A. Each of Company and each Borrower will, and will cause each of its Subsidiaries to, pay all taxes, assessments, and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income, or property before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable in accordance with the Plan or applicable law and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, however, that subject to the terms of the Mortgages, no such charge or claim need be paid if it is being contested in good faith by appropriate proceedings timely instituted and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

            B. Notwithstanding any provision of this Agreement to the contrary, each Borrower will comply with the provisions of Section 2.07 of the Mortgages relating to the payment of impositions relating to the Collateral, which provisions are incorpor ated into this Agreement by this reference with the same effect as though set forth in their entirety herein.

            C. Except for consolidated income tax returns required to be filed with purchasers of property in accordance with applicable laws upon the sale of such property as contemplated by subsections 6.7(i) and 6.7(ii), each of Company and each Borrower will not, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Company or a Subsidiary of Company).

      5.4   MAINTENANCE OF PROPERTIES.

            A. Each of Company and each Borrower will maintain or cause to be maintained in good repair, working order, and condition all material properties used or useful in the business of Company or such Borrower, as the case may be, and its Subsidiaries, and from time to time will make or cause to be made all appropriate repairs, renewals, and replacements thereof; provided, that Company and its Subsidiaries may dispose of their respective properties to the extent permitted under subsection 6.7.

            B. Each of Company and each Borrower (i) will keep the Mortgaged Properties in good condition and repair; (ii) will not remove, demolish, or structurally alter any of the Improvements, except upon the prior written consent of all Lenders; provided, however, that Company or any Borrower may alter the Improvements without the prior written consent of all Lenders if (x) such alteration constitutes a Capital Improvement and Company and Borrowers comply with the provisions of subsection 5.15,
(y) such alteration does not have a material adverse effect on the value, nature, or use of the Improvements and (z) Company or such Borrower gives prior written notice to Servicing Agent for distribution to Lenders before commencing any such alteration that has a projected cost of $75,000 or more; (iii) will complete promptly and in a good and workmanlike manner any Improvements that may be now or hereafter constructed on the Mortgaged Property and promptly restore in like manner any portion of the Improvements that may be damaged or destroyed thereon from any cause whatsoever, and pay when due all claims for labor performed and materials furnished therefor; (iv) will comply with all laws, statutes, ordinances, regulations, covenants, conditions, and restrictions now or hereafter affecting the Collateral or any part thereof or requiring any alterations or improvements; (v) will not commit, or permit, any waste or deterioration of the Mortgaged Property; and (vi) will not commit, suffer, or permit any act to be done in or upon the Mortgaged Property in violation of any law, ordinance, or regulation.

      5.5   INSURANCE; CONDEMNATION.

            A. Each of Company and each Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and business of its Subsidiaries and the Grantor Trust against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations. Such insurance shall include, but not be limited to the following with respect to each Mortgaged
Property:

                  (i) Insurance against loss or damage to the Improvements by fire or any of the risks covered by insurance of the type known as "all-risk" insurance, in an amount sufficient to prevent the application of any co-insurance contributions on loss, and not less than one-hundred percent (100%) of the full replacement value of the Improvements and all personal property owned by Borrowers with no more than a $50,000 deductible for the loss payable with respect to any casualty. The policies of insurance required under this paragraph shall contain a "replacement cost" endorsement and a lender's loss payable endorsement for the benefit of Servicing Agent;


                 (ii) Boiler and machinery insurance, if applicable, in amounts reasonably satisfactory to all Lenders;


                (iii) Insurance covering comprehensive general liability claims brought against Company or any of its Subsidiaries for damages allegedly arising out of the activities or property holdings of Company or any of its Subsidiaries in a combined single limit of not less than Twenty Million Dollars ($20,000,000) for injuries to one or more persons in one accident with not more than a Two Hundred Fifty Thousand Dollar ($250,000) deductible. The policies of insurance required under this paragraph shall include Servicing Agent as an additional insured;


                 (iv) Business interruption, extra expense, or rental value insurance for a period of twelve months in an amount of not less than twelve months gross earnings or the gross annual rental income derived from the Mortgaged Property for the immediately preceding year; and

                  (v) Such other insurance (other than earthquake insurance but including flood insurance if the Mortgaged

      Property is located in a designated flood hazard area and Lenders nonetheless accept such Mortgaged Property as security for the Loans) as may be required by Lenders.

            If Requisite Lenders consent, Company and its Subsidiaries may provide any of the required insurance through blanket policies carried by Company and covering more than one location, or by policies procured by a tenant or other party holding under Company or any of its Subsidiaries; provided, however, all such policies shall be in form and substance satisfactory to Requisite Lenders and issued by companies satisfactory to Requisite Lenders. At least thirty (30) days prior to the expiration of each required policy, Company shall deliver to Servicing Agent for the benefit of Lenders evidence reasonably satisfactory to Requisite Lenders of the payment of premiums and the renewal or replacement of such policy continuing the insurance required by this subsection 5.5A. All policies of insurance shall contain a provision that, notwithstanding any contrary agreement between Company and the insurance company, such policies will not be cancelled or allowed to lapse without renewal, surrendered, or materially amended (which term shall include any reduction in the scope or limits of coverage), without at least thirty (30) days' prior written notice to Servicing Agent.

            B. Notwithstanding any provisions of this Agreement to the contrary, each Borrower will comply with the provisions of Sections 2.03, 2.04, 2.05, and 2.08 of the Mortgages relating to insurance and eminent domain, which provisions are incorporated into this Agreement by this reference with the same effect as though set forth in their entirety herein. Company and Borrowers will apply all Net Proceeds of Insurance or Condemnation that are not applied to the restoration of Mortgaged Property in accordance with the provisions of Section 2.05 or 2.08 of the Mortgages to the prepayment of Loans in accordance with the provisions of subsection 2.3B(ii).

      5.6 UTILITIES. Each of Company and each Borrower will pay when due all utility charges that are incurred for the benefit of the Mortgaged Property or that may become a charge or Lien against the Mortgaged Property for gas, electricity, water, or sewer services furnished to the Mortgaged Property and all other assessments, or charges of a similar nature, whether public or private, affecting or related to the Mortgaged Property or any portion thereof, whether or not such taxes, assessments, or charges are or may become Liens thereon.

      5.7 FIRST PRIORITY LIEN. On the Closing Date, Borrowers will deliver or cause to be delivered, at Borrowers' expense, to Servicing Agent for the benefit of Lenders, endorsements to the Mortgagee Title Policies for the Mortgaged Properties, in form and substance reasonably satisfactory to Requisite Lenders, ensuring the first priority Lien of each Mortgage, subject only to such exceptions as are approved in writing by all Lenders. Each Borrower will maintain the Liens created by the Mortgages as first Liens upon the Mortgaged Properties, subject to no Liens other than title exceptions set forth in the Mortgagee Title Policies.

      5.8   INSPECTION.

            A. Company will permit any authorized representatives designated by any Lender at the expense of that Lender to visit and inspect any of the properties of Company or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances, and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested.

            B. Without limiting the generality of the foregoing, each of Company and each Borrower will permit any authorized representatives of any Lender (including, without limitation, employees of any architectural or engineering firm retained by any Lender) to visit and inspect any Mortgaged Property for the purpose of inspecting such Mortgaged Property and for the purpose of performing any acts that Servicing Agent or Lenders are author-ized to perform under this Agreement or any other Loan Document. Any investigation or inspection conducted by any authorized representative of any Lender in order to independently verify the satisfaction of any conditions under this Agreement or any other Loan Document or the validity of any warranty, representation, certification, or statement made by Company and Borrowers hereunder or under any of the other Loan Documents (regardless of whether or not the party making such investigation or inspection should have discovered that any of such conditions were not satisfied or that any of such warranties, representations, certifications, or statements were not true) shall not affect or impair the validity of (or constitute a waiver by any Lender of) any of the warranties, representations, certifications, or statements of Company or any Borrower hereunder, under any term to be delivered pursuant to this Agreement or any other Loan Document, or Lenders' reliance thereon. None of Company, any Borrower, or any other party shall be entitled to rely on any such inspection or investigation made by any Lender or its authorized representative.

      5.9 COMPLIANCE WITH LOAN DOCUMENTS. Each of Company and each Borrower will comply with all of the covenants contained in each of the other Loan Documents to which it is a party, all of which covenants are incorporated in this Agreement by this reference with the same effect as though set forth in their entirety herein.

      5.10 COMPLIANCE WITH LAWS, ETC. Company and its Subsidiaries will exercise all due diligence in order to comply with the requirements of all applicable laws, rules, regulations, and orders of any governmental authority affecting the Mortgaged Property and all other laws, rules, regulations, and orders of any governmental authority, noncompliance with which would materially adversely affect the Mortgaged Property or the busi-ness, properties, assets, operations, or condition (financial or otherwise) of Company and its Subsidiaries, taken as a whole.

      5.11 EQUAL SECURITY FOR LOANS AND NOTES. If Company or any of its Subsidiaries shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens excepted by the provisions of subsection 6.2 (unless prior written consent to the creation or assumption thereof shall have been obtained from Requisite Lenders), it shall, at the request of Requisite Lenders, make or cause to be made effective provision whereby the Loans and the Notes will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured as long as any such other Indebtedness shall be so secured; provided that this covenant shall not be construed as consent by Requisite Lenders to any violation by Company or any of its Subsidiaries of the provisions of subsection 6.2.

      5.12 BOARD OF DIRECTORS. Subject to the provisions of the Stockholders Agreement and the Bylaws of the Company, in the event that Requisite Lenders nominate a Person having legal capacity to serve on Company's Board of Directors, Company shall use its best efforts to cause such Person to serve on its Board of Directors. Without limiting the generality of the foregoing, Company shall recommend and endorse any nominee of Requisite Lenders having legal capacity to serve on its Board of Directors.

      5.13 FURTHER ASSURANCES. At any time or from time to time upon the request of any Lender, each of Company and each Borrower will, at its expense, promptly execute, acknowledge, and deliver such further documents and do such other acts and things as such Lender may reasonably request in order to effect fully the purposes of this Agreement, the other Loan Documents, or of the Notes and to provide for payment of the Loans made hereunder and interest thereon in accordance with the terms of this Agreement and the Notes.

      5.14 CAPITAL IMPROVEMENTS. With respect to any Capital Improvements, Company and Borrowers shall submit a description of any such improvements that Company or Borrowers intend to make to the Lenders for their examination whether the particular Capital Improvement meets the definition of that term set forth in this Agreement. Such description shall be sent to the attention of Lyman K. Lokken and Stanley C. Elman at the following address:

                  Mr. Lyman K. Lokken
                  Mr. Stanley C. Elman
                  Transamerica Realty Services, Inc.
                  1150 South Olive Ave., Suite 2200
                  Los Angeles, CA 90015

If Lenders do not object to the proposed Capital Improvement within five
(5) business days following receipt of such description, which dispatch shall be by messenger, telecopy, or other expedited means, Company and Borrowers may proceed with the described Capital Improvement. If Lenders object within the prescribed time period on the ground that proposed improvement does not fall within the definition of Capital Improvement, and if the dispute cannot be resolved promptly, any party to this Agreement may submit the dispute to an independent arbitrator, in accordance with the rules of the American Arbitration Association, with costs of such arbitration to be assessed upon the losing party.

      5.15 SUBORDINATION OF INTERCOMPANY DEBT. Company and Borrowers hereby agree that the obligation of Company or any Borrower to repay Indebtedness to its Subsidiaries (including Borrowers and Subsidiary Guarantors), and the obligations of Borrowers to repay Indebtedness to Company, is hereby subordinated in right of payment to the payment in full of the Obligations, and no payments shall be made to repay such Indebtedness upon the occurrence of any Event of Default or Potential Event of Default.

      5.16 ESTABLISHMENT OF THE LIQUIDATING PROPERTY TRUST. The Liquidating Property Trust was established on August 1, 1994. On the date hereof, Company and Borrowers have consummated the transactions relating to the amendment of the Liquidating Property Trust and contemplated by the amendment of the Trust Loan Agreement on terms and conditions satisfactory to Lenders.

      5.17 TRANSACTION EXPENSES RESERVE. Company and Borrowers acknowledge and agree that the Transaction Expense Reserve and interest thereon may only be applied to pay any Transaction Expenses.

Section 6.  NEGATIVE COVENANTS

            Company and each Borrower jointly and severally agree that, so long as any of the Commitments shall be in effect and until payment in full of all of the Loans and the Notes, unless Lenders shall otherwise give prior written consent, each of Company and each Borrower will perform all covenants in this Section 6.

      6.1   INDEBTEDNESS.

            After the Closing Date, Company and Borrowers will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

                  (i) Company and Borrowers may become and remain liable with respect to Indebtedness in an aggregate principal amount not to exceed $20,000,000 to Foothill and $5,000,000 to Fidelity and any lender replacing Foothill or Fidelity for working capital purposes.


                 (ii) Borrowers may become and remain liable with respect to the Indebtedness evidenced by the Notes;


                (iii) Company and its Subsidiaries may become and remain liable with respect to Indebtedness in respect of Capital Leases to the extent such Capital Leases are permitted under subsection 6.9 so long as such Indebtedness is not secured by any real property included in the Mortgaged Property;


                 (iv) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection
      6.4 so long as such Indebtedness (other than Indebtedness described in Section 6.4(v)) is not secured by any real property included in the Mortgaged Property; and

                  (v) Company and Borrowers may become and remain liable with respect to Indebtedness to any of their respective Subsidiaries (including Borrowers and Subsidiary Guarantors) and Subsidiaries of Company and any Borrower may become and remain liable with respect to Indebtedness to Company or any Borrower.

      6.2   LIENS.

            Company and Borrowers will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, create, incur, assume, or permit to exist any Lien on or with respect to any property or asset (including any document or instrument in respect of goods or accounts receivable) of Company or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, except:

                  (i) Subject to the provisions of subsection 5.7, Liens in existence as of the Closing Date as set forth on Schedule 5 annexed hereto;


                 (ii) Liens for taxes, assessments, or governmental charges or claims the payment of which is not at the time required by subsection 5.3;


                (iii) Statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen, and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor and in the case of Mortgaged Property, Company, or the applicable Borrower shall have complied with the requirements of Section 2.07 of the Mortgage;


                 (iv) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance, and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                  (v) Any attachment or judgment Lien, unless the judgment it secures shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any such stay;


                 (vi) Leases or subleases granted to others permitted by subsection 6.7;


                (vii) Any interest or title of a lessor under any lease permitted by subsection 6.9;

              (viii)    Liens created by the Collateral Documents;


                 (ix) Liens arising from the giving, simultaneously with or within ninety (90) days after the acquisition of tangible personal property of any purchase money Lien (including vendors' rights under purchase contracts under an agreement whereby title is retained for the purpose of securing the purchase price thereof) on tangible personal property hereafter acquired and not heretofore owned by Company or any of its Subsidiaries, or from the acquiring hereafter of tangible personal property not heretofore owned by Company or any of its Subsidiaries subject to any then existing Lien (whether or not assumed), or from the extension, renewal, or replacement of any Indebtedness secured by any of the foregoing Liens so long as the aggregate principal amount thereof and the security therefor is not thereby increased; provided, however, that in each case (i) such Lien is limited to such acquired tangible personal property, and (ii) the principal amount of the Indebtedness secured by such Lien, together (without duplication) with the principal amount of all other Indebtedness secured by Liens on such property, shall not exceed the cost (which shall be deemed to include, without duplication, the amount of Indebtedness secured by Liens, including existing Liens, on such property) of such property to Company or any of its Subsidi-aries;

                  (x) Second priority Liens on accounts receivables, inventory, general intangibles, books and records and first priority liens on the "Zynolyte Products Note," a promissory note dated
      August 2, 1993, in the original principal amount of $1,831,549 issued by Zynolyte Products Company to Company;


                 (xi) Second priority Liens on the "Major Paint Facility" securing working capital Indebtedness; and


                (xii) Liens granted pursuant to the Liquidating Property Trust Documents.

      6.3   INVESTMENTS.

            Company and Borrowers will not, and will not permit any of their respective Subsidiaries to, directly or indirectly make or own any Investment in any Person, except:

                  (i) Company and its Subsidiaries may make and own Investments in (w) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof, (x) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., (y) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc., and
      (z) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by commercial banks organized under the laws of the United States of America or any state thereof or the District of Columbia, each having combined capital and surplus of not less than $200,000,000, or any foreign bank whose long-term Indebtedness at the time of the Investment has one of the two highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Service Inc., provided, how-ever, that no more than $25,000,000 may be invested in any single bank at any time;


                 (ii) Company and its Subsidiaries may own Investments in existence as of the Closing Date and listed on Schedule 6 hereto, and Company and its Subsidiaries may maintain their ownership interests in any Subsidiary in which they hold a majority interest as of the Closing Date;


                (iii) Company and its Subsidiaries may acquire or own stock, obligations, or Securities received in settlement of debts (created in the ordinary course of business) owing to Company or such Subsidiaries; and


                 (iv) Company and Borrowers may make and own Investments consisting of advances, loans, extensions of credit to or purchases of securities of, or other Investments in, their respective wholly-owned Subsidiaries, and Subsidiaries of Company or any Borrower (including Borrowers and Subsidiary Guarantors) may make and own Investments consisting of advances, loans, extensions of credit or purchases of securities of, or other investments in, Company and Borrowers; provided, however, that (a) the obligation of Company, Borrowers and Subsidiary Guarantors to repay such Investments shall be evidenced in a writing available to Lenders upon request, which writing shall provide that the obligations of Company, any Borrower, or any Subsidiary Guarantor, as the case may be, thereunder shall not be secured and shall not be payable upon the occurrence of an Event of Default or Potential Event of Default until repayment of all Obligations; (b) the obligation of any Subsidiary (other than Borrowers) to Company or any Borrower to repay such Investments shall be evidenced by a writing available to Lenders upon request in a reasonable time and manner and such Subsidiary shall, pursuant to the terms of such writing or a separate writing, waive any and all right to offset amounts owed by Company or such Borrower to such Subsidiary against amounts owed by such Subsidiary under such promissory note.

      6.4   CONTINGENT OBLIGATIONS.

            Company and Borrowers will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, create or become or be liable with respect to any Contingent Obligation, except:

                  (i) obligations arising under the Company Guaranty, the Borrower Guaranty, the Subsidiary Guaranty, the Subsidiary
      Interguarantor Agreement, and any other guaranty and related agreements entered into pursuant to the Fidelity Note Purchase Agreement;


                 (ii) guaranties resulting from endorsement of negotiable instruments for collection in the ordinary course of business; and


                (iii) Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in an aggregate amount not to exceed $7,000,000 at any time outstanding in respect of documentary letters of credit issued by any bank or financial institution for the account of Company or any of its Subsidiaries for the purpose of financing the purchase of raw materials or finished goods in the ordinary course of business.

      6.5   RESTRICTED JUNIOR PAYMENTS.

            Company and Borrowers will not, and will not permit any of their respective Subsidiaries to, directly or indirectly, declare, order, pay, make, or set apart any sum for any Restricted Junior Payment except:

                  (i) Subsidiaries of any Borrower may declare and pay cash dividends to such Borrower or to a wholly-owned Subsidiary of such Borrower;

                 (ii) Subsidiaries of Company may declare and pay cash dividends to Company; and


                (iii) Company may declare and pay cash dividends to the holders of its Preferred Stock, provided that declaration or payment of such dividends do not result in an Event of Default or a Potential Event of Default.

      6.6   FINANCIAL COVENANTS.

            A. Commencing with the last day of Fiscal Year 1995, Company and Borrowers will not permit the Leverage Ratio (i) as of the last day of Fiscal Year 1995 to be greater than 106.4:1, (ii) as of the last day of the following three Fiscal Quarters to be greater than 24.1:1, and (iii) as of the last day of each Fiscal Quarter and Fiscal Year thereafter to be greater than 6.1:1.

            B. Commencing with the last day of Fiscal Year 1995, Company and Borrowers will not permit the Interest Coverage Ratio (i) as of the last day of Fiscal Year 1995 to be less than 0.17:1, (ii) as of the last day of the following three Fiscal Quarters to be less than 1.4:1, (iii) as of the last day of Fiscal Year 1996 and each of the following three Fiscal Quarters to be less than 1.98:1, and (iv) as of the last day of Fiscal Year 1997 and each Fiscal Quarter and Fiscal Year thereafter to be less than 3.0:1.

            C. Commencing with the last day of Fiscal Year 1995, Company and Borrowers will not permit the ratio of Consolidated Current Assets to Consolidated Current Liabilities (i) as of the last day of each Fiscal Quarter and Fiscal Year until November 1, 1997 to be less than 1.10:1, and
(ii) as of the last day of each Fiscal Quarter and Fiscal Year thereafter to be less than 1.20:1.

      6.7   RESTRICTION ON FUNDAMENTAL CHANGES.

            Company and Borrowers will not, and will not permit any of their respective Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property, or fixed assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or substantially all the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person, except:

                 (i) any Subsidiary of Company (other than any Borrower) may be merged or consolidated with or into Company, or be liquidated, wound up, or dissolved, or all or substantially all of its business, property, or assets may be conveyed, sold, leased, transferred, or otherwise disposed of, in one transaction or a series of transactions, to Company, provided that, in the case of such a merger or consolidation, Company shall be the continuing or surviving corporation, and provided further that Borrowers comply with the provisions of subsections 2.3B(ii) and 6.7(v) if any Mortgaged Property is owned by such Subsidiary;


                 (ii) any Subsidiary of any Borrower (other than a Borrower) may be merged or consolidated with or into such Borrower, or be liquidated, wound up, or dissolved, or all or substantially all of its business, property, or assets may be conveyed, sold, leased, transferred, or otherwise disposed of, in one transaction or a series of transactions, to such Borrower, provided that, in the case of such a merger or consolidation, such Borrower shall be the continuing or surviving corporation, and provided further that Borrowers comply with the provisions of subsections 2.3B(ii) and 6.7(v) if any Mortgaged Property is owned by such Subsidiary;


                (iii) Company and its Subsidiaries may sell or otherwise dispose of inventory in the ordinary course of business;


                 (iv) Borrowers may sell or otherwise dispose of Mortgaged Property other than the Torrance Properties; provided, that
      (w) any such sale or other disposition is made for not less than the fair market value of such Mortgaged Property on the date of such sale or disposition; (x) any such sale or other disposition is for all cash, (y) the Net Sale Proceeds received by Company or any of its Subsidiaries in connection with such sale or other disposition equal or exceed the greater of (A) 70% of the 1987 appraised value of such Mortgaged Property set forth in Schedule 9 hereto and (B) the fair market value of such Mortgaged Property on the date of such sale or other disposition; and (z) Borrowers apply the Net Sale Proceeds to the prepayment of Loans in accordance with the provisions of subsection 2.3B(ii)(a);

                  (v) Company and its Subsidiaries may sell or otherwise dispose of shares of stock in or the assets of Promark Group West, a Nevada corporation;

                 (vi) The leases listed on Schedule 7 may continue in effect and may be renewed or extended in accordance with their terms or the terms of the existing options with respect thereto, and Company and its Subsidiaries may further renew or extend such leases if the rental payments payable under any such renewal or extension shall not be less than the fair market rental of the leased property at the time of the renewal or extension, and if the term of any such renewal or extension shall not exceed five years;


                (vii) Company and its Subsidiaries may sell or otherwise dispose of obsolete or worn out personal property in the ordinary course of business;


              (viii) Company and Borrowers may take those actions required on their part by the Investment Agreement.

      In any sale of Mortgaged Properties pursuant to this subsection 6.7, the escrow and title companies for such sale shall be satisfactory to Requisite Lenders.

      6.8   ERISA.

            Company and Borrowers will not, and will not permit any of their respective ERISA Affiliates to:

                  (i) engage in any transaction in connection with which Company or any of its ERISA Affiliates could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in either case in an amount in excess of $500,000;


                 (ii) fail to make full payment when due of all amounts that, under the provisions of any Pension Plan, Company or any of its ERISA Affiliates is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency, whether or not waived, with respect to any Pension Plan in an aggregate amount greater than $500,000;


                (iii) permit the actuarial present value of all benefit commitments under all Pension Plans to exceed the current value of the assets of such Pension Plans (excluding Pension Plans with assets greater than vested benefits) allocable to such vested benefits by more than $500,000; or


                 (iv) fail to make any payments in an aggregate amount greater than $500,000 to any Multiemployer Plan that Company or any of its ERISA Affiliates may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto.

As used in this subsection 6.8, the term "accumulated funding deficiency" has the meaning specified in Section 302 of ERISA and Section 412 of the Internal Revenue Code, the term "accrued benefit" has the meaning specified in Section 3 of ERISA and the terms "current value", "actuarial present value", and "benefit commitment" have the respective meanings specified in
Section 4001 of ERISA.

      6.9   RESTRICTION ON LEASES.

            A. Company will not, and will not permit any of its Subsidiaries to, become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any Capital Lease, unless (i) such lease is for data processing, telephone, and electronic communications equipment and (ii) immediately after giving effect to the incurrence of liability with respect to such lease the aggregate amount of all rental and other payments (without duplication) under such lease and all other Capital Leases at the time in effect during the then current or any future period of twelve (12) consecutive calendar months shall not exceed $5,000,000.

            B. Without limiting the generality of the foregoing, Company will not, and will not permit any of its Subsidiaries to, become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any Capital Lease unless after giving effect to the rental expense incurred in connection with such lease and the declaration and payment of common stock dividends scheduled to be paid in the Fiscal Quarter in which such lease obligation is incurred, the Interest Coverage Ratio for such Fiscal Quarter will not be less than the ratio required pursuant to subsection 6.6C.

      6.10 SALE OR DISCOUNT OF RECEIVABLES. Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of their notes or accounts receivable.

      6.11 TRANSACTIONS WITH SHAREHOLDERS AND AFFILIATES. Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease, or exchange of any property or the rendering of any service, the issuance of any securities or the establishment of transfer prices and allocation of overhead) with
(i) Fidelity or any of its Affiliates, (ii) any holder of five percent (5%) or more of any class of equity securities of Company, or (iii) any Affiliate of Company or of any such holder, on terms that are less favorable to Company or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to any transaction between Company and any of its wholly-owned Subsidiaries or between any of its wholly-owned Subsidiaries or between Company and Lenders; and provided further that the foregoing restriction shall not apply to any transactions with Fidelity or any of its Affiliates that are approved by a majority of the Board of Directors of Company; and provided further that the foregoing restriction shall not apply to the Transactions and those transactions set forth on Schedule 10 hereto.

      6.12  DISPOSAL OF SUBSIDIARY INDEBTEDNESS OR SECURITIES.

            Except as provided in subsection 6.7, neither Company nor any of its Subsidiaries will,

            (i) directly or indirectly sell, assign, pledge, or otherwise encumber or dispose of any Indebtedness of or claim against or any shares or other securities of (or warrants, rights, or options to acquire shares or other securities of) any of its Subsidiaries, except to qualify directors if required by applicable law; or


           (ii) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge, or otherwise encumber or dispose of any Indebtedness of or claim against Company or any other Subsidiary of Company, or any shares or other securities of (or warrants, rights, or options to acquire shares or other securities of) of such Subsidiary or of any other such Subsidiary, except to Company, another Subsidiary of Company, or to qualify directors if required by applicable law.

      6.13 LIMITATION ON CAPITAL EXPENDITURES. Company and Borrowers will not, and will not permit any of their respective Subsidiaries to, purchase or otherwise acquire, or commit to purchase or otherwise acquire, any fixed or capital asset (excluding any asset replacement and maintenance programs required by the Depositors' Leases (as defined in the Trust Agreement) and operating leases) by the expenditure of cash or the incurrence of Indebtedness in excess of $100,000 for any individual expenditure or $2,000,000 in the aggregate for any Fiscal Year.

      6.14 AMENDMENTS OR WAIVERS OF CERTAIN DOCUMENTS; PREPAYMENTS. After the Closing Date, none of Company, any Borrower, or any of their respective Subsidiaries will amend or otherwise change the terms of the Plan or of any agreement relating to Indebtedness of Company or any of its Subsidiaries, or make any payment consistent with an amendment or change thereto, without the consent of Requisite Lenders, and, in the case of amendments relating to extension of principal amortization or to optional redemption of such Indebtedness, without the consent of all Lenders. Except for the Obligations, any required mandatory prepayments, including prepayments of obligations under the Trust Loan Agreement, and any trade obligations incurred in the ordinary course of business, none of Company, any Borrower, or any of their respective Subsidiaries will prepay any principal or interest on any Indebtedness of Company, any Borrower, or any of their respective Subsidiaries prior to the date when due, or make any payment or deposit with any Person that has the effect of providing for the satisfaction of any Indebtedness of Company, any Borrower, or any of their respective Subsidiaries prior to the date when due. Notwithstanding the foregoing, Company and Borrowers may refinance Indebtedness; provided, that the weighted average life of the refinanced Indebtedness is greater than the weighted average life of such Indebtedness prior to such refinancing; and provided, further, that the interest rate of the refinanced Indebtedness shall be no greater than the interest rate of such Indebtedness prior to such refinancing.

      6.15 CONDUCT OF BUSINESS. Company and each Borrower will not, and will not permit any of their respective Subsidiaries to, engage in any business other than the business engaged in by Company and its Subsidiaries on the date hereof or the Transactions contemplated by the Investment Agreement and other lines of business consented to by Requisite Lenders.

      6.16 PROMARK GROUP WEST. Company will not permit Promark Group West to own or otherwise hold any assets, except for the stock it currently holds in CURE, an environmental cleanup entity.

      6.17 INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

SECTION 7.  EVENTS OF DEFAULT

            If any of the following conditions or events ("Events of Default") shall occur:

      7.1 FAILURE TO MAKE PAYMENTS WHEN DUE. Failure to pay any amount due with respect to principal of and/or interest on any Loan or any other amount due under this Agreement within five days after the date due, whether at stated maturity, by acceleration, by notice of prepayment, or otherwise; or

      7.2 DEFAULT IN OTHER AGREEMENTS. Company, any Borrower, or any of their respective Subsidiaries shall fail to pay or default in the payment of any principal or interest on any other Indebtedness (including the Fidelity Indebtedness) or in the payment of any Contingent Obligation beyond any period of grace provided; or there shall occur a breach or default with respect to any other material term of any evidence of any other Indebtedness or of any loan agreement, mortgage, indenture, or other agreement relating thereto, if the effect of such failure, default, or breach is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders) to cause, that Indebtedness to become or be declared due prior to its stated maturity (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

      7.3 BREACH OF CERTAIN COVENANTS. Failure of Company or any Borrower to perform or comply with any term or condition contained in subsections 2.3, 5.2, 5.7 or 5.13 or Section 6 of this Agreement; or

      7.4 BREACH OF WARRANTY. Any of the representations or warranties made by Company or any Borrower herein or in any statement or certificate at any time given by Company or any Borrower in writing pursuant hereto or in connection herewith shall be false in any material respect on the date as of which made; or

      7.5 OTHER DEFAULTS UNDER AGREEMENT. Company or any Borrower shall default in the performance of or compliance with any term contained in this Agreement or any other Loan Document (including the Intercreditor Agreement) other than those referred to above in subsections 7.1, 7.3, or
7.4 and such default shall not have been remedied or waived within 30 days after receipt of notice from any Lender of such default; or

      7.6   INVOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

            A. (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Company or any Borrower or any of their respective Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, which decree or order is not stayed; or (ii) any other similar relief shall be granted under any applicable federal or state law; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian, or other officer having similar powers over Company, any Borrower or any of their respective Subsidiaries, or over all or a substantial part of its property, shall have been entered; or the involuntary appointment of an interim receiver, trustee, or other custodian of Company, any Borrower or any of their respective Subsidiaries for all or a substantial part of its property; or the issuance of a warrant of attachment, execution, or similar process against any substantial part of the property of Company, any Borrower, or any of their respective Subsidiaries, and the continuance of any such events in subpart (ii) for 60 days unless dismissed, bonded, or discharged; or

      7.7   VOLUNTARY BANKRUPTCY; APPOINTMENT OF RECEIVER, ETC.

            Company, any Borrower, or any of their respective Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion to an involuntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee, or other custodian for all or a substantial part of its property; the making by Company, any Borrower, or any of their respective Subsidiaries of any assignment for the benefit of creditors; or the inability or failure of Company, any Borrower, or any of their respective Subsidiaries, or the admission by Company, any Borrower, or any of their respective Subsidiaries in writing of its inability to pay its debts as such debts become due; or the Board of Directors of Company or any of its Subsidiaries (or any committee thereof) adopts any resolution or otherwise authorizes action to approve any of the foregoing; or

      7.8 JUDGMENTS AND ATTACHMENTS. Any money judgment, writ, or warrant of attachment, or similar process involving in any case an amount in excess of $500,000 shall be entered or filed against Company, any Borrower, or any of their respective Subsidiaries or the Grantor Trust or any of their respective assets and shall remain undischarged, unvacated, unbonded, or unstayed for a period of 45 days or in any event later than five days prior to the date of any proposed sale thereunder; or

      7.9 DISSOLUTION. Any order, judgment, or decree shall be entered against Company or any Borrower decreeing the dissolution or split up of Company or such Borrower and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

      7.10  UNFUNDED ERISA LIABILITIES.

            (i) Except for the termination of the LESOP and PAYSOP, as defined and described in the Plan, any Pension Plan maintained by Company or any of its ERISA Affiliates shall be terminated within the meaning of Title IV of ERISA, (ii) a trustee shall be appointed by an appropriate United States district court to administer any Pension Plan, (iii) the Pension Benefit Guaranty Corporation (or any successor thereto) shall institute proceedings to terminate any Pension Plan, or to appoint a trustee to administer any Pension Plan, or (iv) Company or any of its ERISA Affiliates shall withdraw (under Section 4063 of ERISA) from a Pension Plan if as of the date thereof or any subsequent date the sum of each of Company's and its ERISA Affiliate's various liabilities (such liabilities to include, without limitation, any liability to the Pension Benefit Guaranty Corporation (or any successor thereto) or to any other party under Sections 4062, 4063 or 4064 of ERISA or any other provision of law and to be calculated after giving effect to the tax consequences thereof) resulting from or otherwise associated with any of the events listed in subclauses (i) through (iv) above exceeds $500,000; or

      7.11 WITHDRAWAL LIABILITY UNDER MULTIEMPLOYER PLAN. Company or any of its ERISA Affiliates as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an annual amount exceeding $500,000; or

      7.12 INVALIDITY OF GUARANTIES. The Company Guaranty, the Borrower Guaranty, or the Subsidiary Guaranty for any reason, other than the satisfaction in full of all Obligations, ceases to be in full force and effect or is declared to be null and void, or Company or any Borrower or any Subsidiary of Company denies that it has any further liability, including without limitation with respect to future advances by Lenders, under its Guaranty or gives notice to such effect; or

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

      7.13 FAILURE OF SECURITY. Any Collateral Document shall be revoked by any Borrower or the protection or security afforded Lenders in any substantial portion of the Collateral is impaired for any reason (other than as a result of actions by Lenders); or an event of default shall occur under any Collateral Document; or for any reason Lenders shall fail to have a valid, perfected and enforceable Lien on the Collateral pursuant to the Collateral Documents (other than as a result of actions by Lenders or re-lease of the Lien of a Collateral Document in accordance with the terms thereof); or any Borrower shall contest in any manner that any Collateral Document to which it is a party constitutes its valid and enforceable agreement or any Borrower shall assert in any manner that it has no further obligation or liability under any Collateral Document to which it is a party; or

      7.14  DIRECTOR.

            Any Person nominated or designated by Requisite Lenders to serve on Company's Board of Directors in accordance with the provisions of the Stockholders Agreement and the Bylaws of Company, having legal capacity to so serve, is not elected to serve as a director of Company;

            THEN, (i) upon the occurrence of any Event of Default described in the foregoing subsections 7.6 or 7.7 the unpaid principal amount of and accrued interest on the Loans shall automatically become immediately due and payable, without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Borrower and by Company and the obligation of each Lender to make any Loan hereunder shall thereupon terminate, and (ii) upon the occurrence of any other Event of Default, Requisite Lenders may, by written notice to Borrowers, declare all of the Loans to be, and the same shall forthwith become due and payable, together with accrued interest thereon, and the obligation of each Lender to make any Loan hereunder shall thereupon terminate. Nevertheless, if at any time after acceleration of the maturity of any Loan, Borrower shall pay all arrears of interest and all payments on account of the principal which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement or the Notes) and all Events of Default and Potential Events of Default (other than non-payment of principal of and accrued interest on the Loans and the Notes, due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to subsection 9.8, then Requisite Lenders by written notice to Borrowers may, but except as otherwise expressly required by applicable law shall have no obligation to, rescind and annul the acceleration and its consequences; but such

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action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right consequent thereon.


SECTION 8.  SERVICING AGENT

      8.1 APPOINTMENT. Transamerica Occidental Life Insurance Company is hereby appointed Servicing Agent hereunder by each Lender and each Lender hereby authorizes Servicing Agent to act hereunder as its agent under this Agreement and the other Loan Documents. Servicing Agent agrees to act as such upon the express conditions contained in this Section 8. The provisions of this Section 8 are solely for the benefit of Servicing Agent and Lenders and Borrowers shall not have any rights as third party beneficiaries of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, Servicing Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for Borrowers.

      8.2 FEES. As consideration for the performance of its services as Servicing Agent hereunder, each Lender agrees to pay Servicing Agent an annual fee equal to the product of its Pro Rata Share times 1/15 of 1% of the principal amount of its Loans outstanding, determined and payable monthly. Company and Borrowers shall not be liable with respect to any fees of Servicing Agent pursuant to this subsection 8.2.

      8.3   POWERS; GENERAL IMMUNITY.

            A. Duties Specified. Each Lender irrevocably authorizes Servicing Agent to take such action on such Lender's behalf and to exercise such powers hereunder as are specifically delegated to Servicing Agent by the terms hereof or of the other Loan Documents, together with such powers as are reasonably incidental thereto. Servicing Agent shall have only those duties and responsibilities that are expressly specified in this Agreement and the other Loan Documents and it may perform such duties by or through its agents or employees.

            B. Standard of Care; No Responsibility for Certain Matters. In performing its functions and duties hereunder on behalf of Lenders, Servicing Agent shall exercise the same care that it would exercise in dealing with loans for its own account but it shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of this Agreement, or other Loan Documents or the Notes issued hereunder, or for any representations, warranties, recitals, or statements made herein or therein or made

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

in any written or oral statement or in any financial or other statements, instruments, reports, certificates, or any other documents in connection herewith or therewith furnished or made by Servicing Agent to Lenders or by or on behalf of Borrowers or Company to Servicing Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants, or agreements contained herein or therein or as to the use of the proceeds of the Loans or, unless the officers of Servicing Agent active in their capacity as officers of Servicing Agent on the Loans have actual knowledge thereof or have been notified in writing thereof by Lenders, of the existence or possible existence of any Event of Default or Potential Event of Default.

            C. Exculpatory Provisions. Neither Servicing Agent, Transamerica Realty Services Inc., nor any of their respective officers, directors, employees, or agents shall be liable to Lenders for any action taken or omitted hereunder or in connection herewith unless caused by its or their gross negligence or willful misconduct. Without prejudice to the generality of the foregoing, (i) Servicing Agent and Transamerica Realty Services, Inc. shall be entitled to rely on any communication, instrument, or document believed by them to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys, accountants, experts, and other professional advisors selected by them; and (ii) no Lender shall have any right of action whatsoever against Servicing Agent as a result of Servicing Agent acting or (where so instructed) refraining from acting under this Agreement or any other Loan Document in accordance with the instructions of Requisite Lenders. Servicing Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement or any other Loan Document unless and until it has obtained the instructions of Requisite Lenders.

            D. Servicing Agent Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon Servicing Agent in its individual capacity. With respect to its participation, if any, in the Loans, Servicing Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not performing the duties and functions delegated to it hereunder and the term "Lender" or "Lenders" or any similar term shall, under such circumstances, unless the context clearly otherwise indicates, include Servicing Agent in its individual capacity. Servicing Agent and each of its Affiliates may lend money to and generally engage in any kind of business with Company or Borrowers as if it were not Servicing Agent.

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


      8.4 REPRESENTATIONS AND WARRANTIES; NO RESPONSIBILITY FOR APPRAISAL OF CREDITWORTHINESS.

            Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Company and Borrowers in connection with the making of the Loans hereunder and has made and shall continue to make its own appraisal of the creditworthiness of Company and Borrowers. Servicing Agent shall have no duty or responsibility either initially or on a continuing basis to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto whether coming into its possession before the making of the Loans or any time or times thereafter and shall further have no responsibility with respect to the accuracy of or the completeness of the information provided to Lenders.

      8.5 RIGHT TO INDEMNITY. Each Lender severally agrees to indemnify Servicing Agent proportionately to its Pro Rata Share, to the extent Servicing Agent shall not have been reimbursed by Company or Borrowers, for Servicing Agent's out-of-pocket expenses and costs incurred in connection with its discharge of its duties and responsibilities under this Agreement and the other Loan Documents, including, without limitation, its legal fees, but such reimbursement shall not in any respect release Company or Borrowers from any liability. If any indemnity furnished to Servicing Agent for any purpose shall, in the opinion of Servicing Agent, be insufficient or become impaired Servicing Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

      8.6 PAYEE OF NOTE TREATED AS OWNER. Servicing Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with Servicing Agent. Any request, authority, or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be con-clusive and binding on any subsequent holder, transferee, or assignee of that Note or of any Note or Notes issued in exchange therefor.

      8.7 RESIGNATION AND APPOINTMENT OF SUCCESSOR SERVICING AGENT. Servicing Agent may resign at any time by giving 30 days' prior written notice thereof to Lenders and Borrowers. Upon any such notice Requisite Lenders shall have the right to appoint a successor Servicing Agent. Upon the acceptance of any appointment as a Servicing Agent hereunder by a successor Servicing Agent, that successor Servicing Agent shall thereupon succeed to

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

and become vested with all the rights, powers, privileges, and duties of the retiring Servicing Agent, and the retiring Servicing Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Servicing Agent's resignation hereunder as Servicing Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Servicing Agent under this Agreement and the other Loan Documents.

      8.8 COLLATERAL DOCUMENTS. Except as provided in subsection 9.7 or subsection 6.7, Collateral may be released from the Lien of any Collateral Document only upon the prior written instruction of all Lenders. Servicing Agent shall take such other action to exercise rights, powers, and remedies pursuant to the Collateral Documents as shall be directed by Requisite Lenders. In the event that any remedy is to be exercised pursuant to any of the Collateral Documents, Servicing Agent shall pursue remedies designated by Requisite Lenders, to the same extent as though such demand was caused by the action of all Lenders. Each Lender agrees that no Lender shall have any right individually to institute any suit or action to enforce payment of any principal, interest, or other amounts payable on the Notes or to enforce any other obligation of any Borrower under the Collateral Documents or to realize upon the security interest granted by the Collateral Documents or to otherwise enforce or exercise any remedy in respect of the Collateral or any properties, rights, titles, or interests subject to the Collateral Documents, it being understood and agreed that such rights and remedies may be exercised only by Servicing Agent for the ratable benefit of Lenders; provided, however, that the foregoing agreement is for the sole and exclusive benefit of Lenders and their successors and assigns and nothing in the foregoing agreement, express or implied, is intended or shall be construed to confer upon, or to give to, any person other than Lenders and their successors and assigns, any right, remedy, and claim.


SECTION 9.  MISCELLANEOUS

      9.1 SECURITIES REPRESENTATION. Each Lender hereby represents that it has made any Loan for its own account in the ordinary course of its business and not with a view to or for sale in connection with any distribution of the Notes except as provided in subsection 9.2; provided, however, that the disposition of the Notes or other evidence of indebtedness held by that Lender shall at all times be within its exclusive control.

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


      9.2   ASSIGNMENTS; PARTICIPATIONS IN LOANS AND NOTES.

            A. Each Lender shall have the right at any time to sell, assign, transfer, negotiate, or grant participations in all or any part of the Loans, the Notes, or the Commitments to any Affiliate of such Lender or to one or more commercial banks, savings and loan associations, insurance companies, or other financial institutions, pension funds, or mutual funds; provided that any such disposition shall not, without the consent of Company or Borrowers, require Company or Borrowers to file a registration statement with the Securities and Exchange Commission or apply to qualify the Loans or the Notes under the blue sky law of any state. The parties hereto hereby acknowledge and agree that (i) any assignment will give rise to a direct obligation of Borrowers to the assignee of such interest and the assignee of such interest shall for purposes of this Agreement be considered to be a "Lender"; and (ii) any grant of a participation will give rise to a direct obligation of Borrowers to the participant and the participant shall solely for purposes of subsections 9.3, 9.4, 9.5, and 9.6 be considered to be a "Lender".

            B. Borrowers and Company understand that each Lender reserves the right to cause the Loans of such Lender to be deposited in one or more mortgage pools and conveyed of record to a trustee pursuant to pooling and servicing agreements with investors purchasing undivided interests in a mortgage pool in the form of unrated mortgage pass-through certificates to be issued pursuant to the trust agreement. The parties hereto acknowledge and agree that any such trustee shall for purposes of this Agreement be considered to be a "Lender" and each investor shall for purposes of subsections 9.3, 9.4, 9.5, and 9.6 be considered to be a "Lender". The number and configuration of the mortgage pools shall be determined by such Lender in its sole discretion; provided, however, that any trust agreement shall provide that the trustee may approve or disapprove actions in connection with this Agreement that, in accordance with the terms hereof, require the approval of all Lenders or Requisite Lenders at the direction of the holders of not more than 50% of the bene-ficial interests in the Loans and Notes held by the trustee thereunder. It is understood that Lenders and/or their Affiliates are authorized, without restriction, to approach any third-party institutional purchaser in connection with the offer or sale of such certificates, provided that all offers and sales of certificates to such third-party institutional purchasers shall be in compliance with the applicable requirements of the Securities Act of 1933, as amended, and state securities or blue sky laws. At any time or from time to time upon the request of any Lender, each of Company and each Borrower will promptly execute, acknowledge, and deliver such further documents and do such other

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

acts and things as such Lender may reasonably request in order to effect fully the transactions contemplated by this subsection 9.2B.

      9.3 EXPENSES. Company and Borrowers jointly and severally agree to pay all of the costs and expenses incurred by Lenders in connection with the transactions contemplated by this Agreement, including (i) all the actual and reasonable costs and expenses incurred by Lenders in connection with the negotiation, preparation and execution of this Agreement, the other Loan Documents, the establishment and modification of the Liquidating Property Trust, and the modification of the Loans hereunder, any modification of the Trust Loan Agreement, any modification of the Existing Grantor Trust Indebtedness, any modification of the Fidelity Indebtedness, fees of the trustee and collateral agent for the Grantor Trust, the Liquidating Property Trust, and any modification of the Grantor Trust Documents; (ii) all the actual and reasonable costs of furnishing all opinions by counsel for Company and Borrowers (including, without limitation, any opinions requested by Lenders as to any legal matters arising hereunder), and of Company's and Borrowers' performance of and compliance with all agreements and conditions contained herein on their part to be performed or complied with; (iii) all the actual and reasonable fees, expenses and disbursements of counsel (including local counsel) to Lenders in connection with the negotiation, preparation and execution of this Agreement and the other Loan Documents, and the Loans hereunder, and the creation and perfection of Liens in favor of Lenders, including, without limitation, reasonable fees and expenses of counsel for providing such opinions as Lenders may reasonably request; (iv) all the actual costs and expenses of creating and perfecting Liens in favor of Lenders on the Mortgaged Properties, including filing and recording fees and expenses, title insurance, tax reporting service, and engineering reports; (v) all the costs of Company's and Borrowers' performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with; (vi) the fees, expenses and disbursements of counsel (including local counsel) to Lenders in connection with the administration of this Agreement and the other Loan Documents, and the Loans hereunder, and any amendments and waivers hereto and the creation and perfection of Liens in favor of Lenders, including, without limitation, fees and expenses of counsel for providing such opinions as Lenders may reasonably request;
(vii) all the actual costs and expenses incurred in connection with the actions required under subsection 5.11 and the delivery of documents, reports and other materials required thereunder; (viii) after the occurrence of an Event of Default, all costs and expenses, including attorneys' fees and costs of settlement, incurred by Lenders and enforcing any obligations of or in collecting any payments due from Borrowers or Company

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

hereunder under any other Loan Document or under the Notes by reason of such Event of Default; and (ix) all reasonable fees, costs and expenses required to be paid under the Collateral Documents.

      9.4   INDEMNITY.

            A. In addition to the payment of expenses pursuant to subsection 9.3, whether or not the Closing Date occurs, Borrowers and Company jointly and severally agree to indemnify, pay, and hold Lenders and any holder of any of the Notes, and the officers, directors, employees, and agents of Lenders and such holders (collectively called the "Indemnitees") harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses, and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative, or judicial proceeding, whether or not such Indemnitee shall be designated a party thereto), that may be imposed on, incurred by, or asserted against such Indemnitee, in any manner relating to or arising out of the actions of Company or any Borrower in connection with this Agreement, the other Loan Documents, the Original Agreement, including the Related Agreements (as defined in the Original Agreement) and the transactions contemplated by the Offer to Purchase (as defined in the Original Agreement) (including, without limitation, negotiations with other lenders), from the use by Company or any Borrower or their agents of any materials furnished by Lenders or from any of the statements contained in this Agreement, any Loan Document, the Original Agreement or the Related Agreements, or from the use or intended use of the proceeds of Loans, of loans under the Bank Credit Agreement (as defined in the Original Agreement) or the proceeds of sale of Company Preferred Stock (as defined in the Original Agreement) (the "indemnified liabilities"); provided that neither Company nor any Borrower shall have any obligation hereunder to a particular indemnitee with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such person. To the extent that the undertaking to indemnify, pay, and hold harmless set forth in the preceding sentence or in subsections 9.4B or 9.4C may be unenforceable because it is violative of any law or public policy, Company and Borrowers shall contribute the maximum portion that they are permitted to pay and satisfy under applicable law, to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them.


            B. Each of the Borrowers and Company hereby agrees to indemnify and hold harmless each Lender and each subsequent

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

holder of any Note, and the directors, officers, employees, and agents of each Lender and each subsequent holder of any Note, from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative, and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including, but not limited to, attorneys fees and expenses), arising directly or indirectly, in whole or in part, out of (i) the presence on or under any Mortgaged Property of any Hazardous Substances (as defined in any of the Mortgages), or any releases or discharges of any such Hazardous Substances on, under or from such properties, or (ii) any activity carried on or undertaken on or off such Mortgaged Properties, whether prior to or during the term of this Agree-ment, and whether by Company, Borrowers, or any predecessor in title or any employees, agents, contractors or subcontractors of Company, Borrowers, or any predecessor in title, or any third persons at any time occupying or present on such Mortgaged Properties, in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport, or disposal of any such Hazardous Substances at any time located or present on or under such Mortgaged Properties. The foregoing indemnity shall further apply to any residual contamination on or under such properties, or affecting any natural resources arising in connection with the generation, use, handling, storage, transport, or disposal of any such Hazardous Substances, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes, and ordinances.

            C. Each of the Borrowers and Company hereby agrees to indemnify and hold harmless each of the Surviving Indemnitees (as defined below) from and against any and all losses, claims, damages, penalties, liabilities, response costs, and expenses (including, without limitation, all out-of-pocket litigation costs and attorneys' fees and expenses):
(i) arising out of the inaccuracy or incompleteness of any representation or warranty by Borrowers in Section 2.21 of the Mortgages or in any document or writing delivered pursuant thereto; or (ii) arising out of any lawsuit brought or threatened, settlement reached, or governmental order, relating to the presence, disposal, release, or threatened release of any such Hazardous Substance on, from, or under any of such properties, (1) if such presence, disposal, release, or threatened release of any such Hazardous Substance is or was attributable to the Company's or Borrowers' activities, the activities of the Company's or Borrowers' agents or con-tractors, or to activities of third parties (regardless of whether the Company or the Borrowers were aware or unaware of such activities), during the period of the Company's or Borrowers' ownership of such Mortgaged Properties or, (2) if such

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

presence, disposal, release, or threatened release of any such Hazardous substance occurred prior to the time of the Company's or Borrowers' ownership of any of such Mortgaged Properties and the Company or the Borrowers had knowledge of this fact and did not disclose such to Lenders in writing prior to November 30, 1987. This agreement to indemnify and hold harmless shall be in addition to any other obligations or liabilities Company or any Borrower may have at common law or otherwise, and shall survive any transfer of title to any of such Mortgaged Properties in any manner described in the definition below of the term "Surviving Indemnitees". Company and Borrowers expressly agree that the indemnities stated herein are not personal to Lenders, and, so long as Company and Borrowers are given written notice thereof by a Surviving Indemnitee, the benefits hereunder may be assigned to subsequent Surviving Indemnitees, which subsequent Surviving Indemnitees may proceed directly against Company and Borrowers to recover pursuant to this indemnity. For the purposes of this subsection 9.4, "Surviving Indemnitees", shall mean (i) Lenders, their directors, officers, employees, and agents if, and to the extent that, Lenders or any of them acquire any or all of the Collateral (as defined in the Mortgages) whether through foreclosure, deed-in-lieu thereof or otherwise and (ii) any successors to any interest of any of the Borrowers, Company, or Lenders in the chain of title to such Collateral (and the directors, officers, employees, and agents of such successor), if, and to the extent that, such successor acquired title to such collateral
(1) through a foreclosure of any lien or security interest held by the Lenders or any of them or their agent as security for the Obligations,
(2) from Lenders or any of them after such Lenders acquired title to such Collateral from Company or Borrowers, whether through foreclosure, deed-in-lieu thereof, or otherwise, or (3) from any person who acquired title either directly, or indirectly by mesne conveyances, from a person who acquired title in the manner described in the immediately preceding clauses
(1) and (2). Notwithstanding any provision to the contrary of the Mortgages or any other security instrument securing all or any portion of the Obligations, Company's and Borrowers' Obligations under this subsection 9.4C shall not be secured by the Mortgages or any such security instruments.

      9.5 SET OFF; ACTIONS REGARDING THE COLLATERAL. Each Lender and each subsequent holder of any Note hereby expressly waives any right it may now or hereafter have under applicable law to set off and to appropriate and to apply any funds of any Borrower or Company and any Indebtedness at any time held or owing by that Lender or that subsequent holder to or for the credit or the account of Borrower or Company or against and on account of the Obligations under this Agreement, the other Loan Documents, and the Notes. Each Lender and each subsequent holder of any Note further agrees that it shall not exercise any right individually

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to exercise any right of set-off or to institute any judicial action or to take any other action or exercise any right pertaining to the Collateral Documents; provided, further, that the foregoing agreement is for the sole and exclusive benefit of Lenders and their successors and assigns and nothing in the foregoing agreement, express or implied, is intended or shall be construed to confer upon, or to give to, any person other than Lenders and their successors and assigns, any right, remedy, or claim.

      9.6 RATABLE SHARING. Each Lender and each subsequent holder by acceptance of a Note agree among themselves that (i) with respect to all amounts received by them which are applicable to the payment of principal of or interest on the Notes equitable adjustment will be made so that, in effect, all such amounts will be shared among Lenders proportionately to their respective Pro Rata Shares whether received by voluntary payment, by the exercise of the right of set-off, by counterclaim or cross action or by the enforcement of any or all of the Notes and (ii) if any of them shall exercise any right of counterclaim, set-off, or similar right with respect to amounts owed by Borrowers or Company hereunder, under any other Loan Document or under the Notes, that Lender or holder, as the case may be, shall apportion the amount recovered as a result of the exercise of such right pro rata in accordance with (a) all amounts outstanding at such time owed by Borrowers or Company to it hereunder and (b) all amounts otherwise owed by Borrowers or Company to it, and (iii) if any of them shall thereby through the exercise of any right of counterclaim, set-off, or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to the Note held by that Lender or holder, as the case may be, that is greater than the proportion received by any other holder of a Note in respect to the aggregate amount of principal and interest due with respect to the Note held by it, that Lender or that holder of a Note receiving such proportionately greater payment shall purchase participations (which it shall be deemed to have done simultaneously upon the receipt of such payment) in the Notes held by the other holders so that all such recoveries of principal and interest with respect to the Notes shall be proportionate to their respective Pro Rata Shares; provided that if all or part of such proportionately greater payment received by such purchasing holder is thereafter recovered from such holder, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to that holder to the extent of such recovery, but without interest. Borrowers and Company expressly consent to the foregoing arrangements and agree that any holder of a participation in any such Note so purchased and any other subsequent holder of a participation in any such Note otherwise acquired may exercise any and all rights of set-off or counterclaim with

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

respect to any and all monies owing by Borrowers or Company to that holder as fully as if that holder were a holder of such a Note in the amount of the participation held by that holder.

      9.7 RELEASE OF MORTGAGES. Lenders agree, from time to time, upon the request of any Selling Borrower in connection with the sale or other disposition of Mortgaged Property pursuant to subsection 6.7 (including the transfer of Mortgaged Properties to the Liquidating Property Trust) and upon compliance with the conditions set forth therein, to surrender the Mortgage relating to such Mortgaged Property or cause such Mortgage to be surrendered for cancellation, satisfaction, or termination and to reconvey or cause to be reconveyed to such Selling Borrower or to any other person legally entitled thereto, without warranty, any of the real and personal property held under such Mortgage.

      9.8 AMENDMENTS AND WAIVERS. No amendment, modification, termination, or waiver of any provision of this Agreement, any other Loan Document, or of the Notes, or consent to any departure by any Borrower or Company or any of their respective Subsidiaries therefrom, including, without limitation, any consent to a departure from the requirement herein that a sale of any Mortgaged Property be for cash only, shall in any event be effective without the written concurrence of Requisite Lenders; except any amendment, modification, termination, or waiver of any provision of
Section 2 relating to the principal amount of the Commitments or the Loans, each Lender's Pro Rata Share, the definition of "Requisite Lenders", the maturity dates of the Loans, the interest rate borne by the Loans, and the provisions contained in subsections 7.1 and 9.8 shall be effective only if evidenced by a writing signed by or on behalf of all Lenders. No amendment, modification, termination, or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Borrower or Company in any case shall entitle any Borrower or Company to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver, or consent effected in accordance with this subsection 9.8 shall be binding upon each holder of the Notes at the time outstanding, each future holder of the Notes, and, if signed by any Borrower or Company, on such Borrower or Company, as the case may be.

      9.9 NOTICES. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed, or sent by United States mail and shall be deemed to have been given when delivered in person, receipt of telecopy or telex or four Business Days after deposit

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

in the United States mail, registered or certified, with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this subsection 9.9) shall be as set forth under each party's name on the signature pages hereof.

      9.10  SURVIVAL OF WARRANTIES AND CERTAIN AGREEMENTS.

            A. All agreements, representations, and warranties made herein shall survive the execution and delivery of this Agreement, the making of the Loans hereunder and the execution and delivery of the Notes.

            B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of Borrowers and Company set forth in subsections 9.3 and 9.4 and the agreements of Lenders set forth in subsections 9.5 and 9.6 shall survive the payment of the Loans and the Notes and the termination of this Agreement.

      9.11 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of any Lender or any holder of any Note in the exercise of any power, right, or privilege hereunder or under the Notes shall impair such power, right, or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right, or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement or the Notes are cumulative to and not exclusive of, any rights or remedies otherwise available.

      9.12 SEVERABILITY. In case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

      9.13 OBLIGATIONS SEVERAL. The obligation of each Lender hereunder is several, and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. Nothing contained in this Agreement and no action taken by Lenders pursuant hereto shall be deemed to constitute Lenders to be a partnership, an association, a joint venture, or any other kind of entity.

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

      9.14 HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

      9.15 APPLICABLE LAW. This Agreement, the Notes and the legal relations among the parties shall be governed by, and shall be construed and enforced in accordance with the laws of the State of California.

      9.16 SUCCESSORS AND ASSIGNS; SUBSEQUENT HOLDERS OF NOTES. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. The terms and provisions of this Agreement shall inure to the benefit of any assignee or transferee of the Notes, and in the event of such transfer or assignment, the rights and privileges herein conferred upon Lenders shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. Borrowers' or Company's rights or any interest therein hereunder may not be assigned without the written consent of all Lenders.

      9.17 CONSENT TO JURISDICTION AND SERVICE OF PROCESS; WAIVER OF JURY TRIAL. Except as otherwise provided in the Mortgages, all judicial proceedings brought against Company and/or any Borrower with respect to this Agreement, any other Loan Document or any Note may be brought in any state or federal court of competent jurisdiction in the State of California, and by execution and delivery of this Agreement, each of Company and each Borrower accepts for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. All parties to this Agreement hereby irrevocably waive any and all right to trial by jury in any judicial proceeding arising out of or relating to this Agreement, any other Loan Document, or any Note or other Obligation.

      9.18 CHANGE IN ACCOUNTING PRINCIPLES. If any changes in accounting principles from those used in the preparation of the financial statements referred to in subsection 4.3 hereafter occasioned by the promulgation of rules, regulations, pronouncements, and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions), including an election to prepare financial statements in accordance with SOP 90-7, result in a change in the method of calculation of financial covenants, standards, or terms found in Sections 1, 6, and 7 hereof, the parties hereto agree to enter

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

into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating Company's financial condition shall be the same after such changes as if such changes had not been made, and Company and its Subsidiaries shall be deemed to be in compliance with such provisions during the 60-day period following any such change in GAAP if and to the extent that Company and its Subsidiaries would have been in compliance therewith under GAAP as in effect immediately prior to such change.

      9.19 COUNTERPARTS; EFFECTIVENESS. This Agreement and any amendments, waivers, consents, or supplements may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and written or telephonic notification of such execution and authorization of delivery thereof has been received by the parties hereto.

            WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.


                              STANDARD BRANDS PAINT COMPANY


                              By:   /s/ HOWARD SCHWARTZ
                              Name:  Howard Schwartz
                              Title:  Senior Vice President and
                                         Chief Financial Officer


                              By:   /s/ EDWARD A. DRURY
                              Name:  Edward A. Drury
                              Title:  Vice President and Corporate
                                         Secretary

                              Notice Address:

                                    Standard Brands Paint Company
                                    4300 West 190th Street
                                    Torrance, California  90509-2956
                                    Attention:  Chief Financial Officer



                              STANDARD BRANDS PAINT CO.


                              By:   /s/ HOWARD SCHWARTZ
                              Name:  Howard Schwartz
                              Title:  Senior Vice President and
                                         Chief Financial Officer


                              By:   /s/ EDWARD A. DRURY
                              Name:  Edward A. Drury
                              Title:  Vice President and Corporate
                                         Secretary

                              Notice Address:

                                    Standard Brands Paint Company
                                    4300 West 190th Street
                                    Torrance, California  90509-2956
                                    Attention:  Chief Financial Officer

                              STANDARD BRANDS REALTY CO., INC.


                              By:   /s/ HOWARD SCHWARTZ
                              Name:  Howard Schwartz
                              Title:  Senior Vice President and
                                         Chief Financial Officer


                              By:   /s/ EDWARD A. DRURY
                              Name:  Edward A. Drury
                              Title:  Vice President and Corporate
                                         Secretary

                              Notice Address:

                                    Standard Brands Paint Company
                                    4300 West 190th Street
                                    Torrance, California  90509-2956
                                    Attention:  Chief Financial Officer



                              SUN LIFE INSURANCE COMPANY OF AMERICA



                              By:   /s/ KEVIN BUCKLE
                              Name:  Kevin Buckle
                              Title:  Authorized Agent

                              Notice Address:

                                    Sun Life Insurance Company of
                                      America
                                    1 SunAmerica Center
                                    Century City, California  90067
                                    Attention:  Robert Sydow

                              ANCHOR NATIONAL LIFE INSURANCE
                                COMPANY


                              By:   /s/ KEVIN BUCKLE
                              Name:  Kevin Buckle
                              Title:  Authorized Agent

                              Notice Address:

                                    Anchor National Life Insurance
                                      Company
                                    1 SunAmerica Center
                                    Century City, California  90067
                                    Attention:  Robert Sydow




                              TRANSAMERICA OCCIDENTAL LIFE
                                INSURANCE COMPANY


                              By:   /s/ LYMAN LOKKEN
                              Name:  Lyman Lokken
                              Title:  Investment Officer


                              By_________________________________
                              Name:______________________________
                              Title:_____________________________

                              Notice Address:

                                    Transamerica Occidental Life
                                    Insurance Company
                                    c/o   Transamerica Realty Services,
                                      Inc.
                                    1150 South Olive Street, Suite 2200
                                    Los Angeles, California  90015
                                    Attention:  Lyman Lokken

                              TRANSAMERICA LIFE INSURANCE AND
                                ANNUITY COMPANY


                              By:   /s/ LYMAN LOKKEN
                              Name:  Lyman Lokken
                              Title:  Investment Officer


                              By_________________________________
                              Name:______________________________
                              Title:_____________________________

                              Notice Address:

                                    Transamerica Life Insurance
                                      And Annuity Company
                                    c/o   Transamerica Realty Services,
                                      Inc.
                                    1150 South Olive Street, Suite 2200
                                    Los Angeles, California  90015
                                    Attention:  Lyman Lokken